Exhibit 10.16

1540 SECOND STREET

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between RBE 1540 SECOND STREET LLC, a Delaware limited liability company (“Landlord”), and TRUECAR, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Effective Date:	September 30, 2013.

2. Building, Premises and Project:

2.1 Building:	1540 Second Street, Santa Monica, California 90401 (consisting of approximately 66,556 rentable square feet of space).

2.2 Premises:

25,757 rentable square feet of space, commonly known as Suite 300 and located on the third (3rd) floor of the Building, consisting of (i) a portion of Suite 300 which is being subleased by Tenant, as subtenant, as of the date of this Lease, pursuant to the “TrueCar Sublease,” as that term is defined in Section 1.1.1 of this Lease, containing approximately 15,458 rentable square feet (the “Sublease Premises”), and (ii) the remainder of Suite 300 containing approximately 10,299 rentable square feet (the “Expansion Premises”), as further set forth below and in Exhibit A to this Lease.

2.3 Project:	The Building is part of an office project as further set forth in Section 1.1.2 of this Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	Approximately sixty (60) full calendar months.

3.2 Lease Commencement Date:	September 1, 2015 (subject to Section 2.3 of this Lease).

RBE 1540 SECOND STREET LLC
1540 Second Street

3.3 Lease Expiration Date:	August 31, 2020

4. Base Rent (Article 3):

Months During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
**September 1, 2015-August 31, 2016	$1,653,599.40	$137,799.95	$5.35
September 1, 2016-August 31, 2017	$1,711,475.20	$142,622.94	$5.54
September 1, 2017-August 31, 2018	$1,771,137.80	$147,614.74	$5.73
September 1, 2018-August 31, 2019	$1,833,375.00	$152,781.25	$5.93
September 1, 2019-August 31, 2020	$1,897,543.00	$158,128.59	$6.14

**See abatement right set forth in Section 3.2 of the Lease.

5. Base Year (Article 4):	Calendar year 2015.

6. Tenant’s Share of the Building (Article 4):	38.70%

7. Permitted Use (Article 5):	General office use consistent with the character of a first-class office building.

8. Security Deposit (Article 21):	$413,399.85.

9. Parking Pass Ratio (Article 28):	Subject to Article 28 of this Lease, a total of up to 116 parking permits.

10. Notice Address of Tenant (Section 29.18):	TrueCar, Inc. 120 Broadway, Suite 200 Santa Monica, CA 90401 Attn: Jim Nguyen (Prior to Lease Commencement Date) TrueCar, Inc. The Premises Attn: Jim Nguyen

(After Lease Commencement Date)

11. Notice Address of Landlord (Section 29.18):

RBE 1540 Santa Monica, LLC
21800 Burbank Blvd.
Suite 330
Woodland Hills, California 91367
Attention: Mr. Norman Kravetz

with a copy to:

Advisors LLP
11911 San Vicente Blvd.
Suite 265
Los Angeles, California 90049
Attention: Robert Plotkowski, Esq.

12. Broker(s) (Section 29.24):	None.

13. Tenant Improvement Allowance (Section 2 of Exhibit B):	$100,000.00

14. Guarantor:	None.

ARTICLE 1

PREMISES, BUILDING, PROJECT, COMMON AREAS, AND RIGHT OF FIRST
OFFER

1.1                                    Premises, Building, Project and Common Areas.

1.1.1                     The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary and the “Third Floor Balconies,” as that term is defined in Section 1.4, below (collectively, the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2. below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the Project as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. The operations of Tenant’s business from the Sublease Premises by Tenant (pursuant to the terms of that certain sublease between Tenant, as sublessee and Virtu Financial Services, LLC, as sublessor (the “TrueCar Sublease”)) shall presumptively establish that the Sublease Premises and the Building were at such time in good and sanitary order, condition and repair, subject to (i) Landlord’s obligations set forth in Article 7 of this Lease, (ii) any defects with respect to the Expansion Premises and the “Building Systems,” as that term is defined in Article 7 of this Lease, serving the Expansion Premises which Tenant notifies (“Expansion Repair Notice”) Landlord of within sixty (60) days after the Lease Commencement Date (in which event, Landlord shall repair any such defect at its sole cost and expense) and (iii) Landlord’s delivery obligations with respect to the Expansion Premises as provided in the next sentence. Notwithstanding anything in this Lease to the contrary, Landlord shall deliver possession of the Expansion Premises to Tenant on the Lease Commencement Date (I) with all Building Systems serving the Expansion Premises in good working order, and in compliance with all “Applicable Laws,” as that term is defined in Article 24 of this Lease and (II) with the “Demising Work,” as that term is defined in Section 2.3.1 of this Lease, substantially completed (the foregoing items (I)-(II) shall collectively be referred to as the “Required Expansion Premises Condition”) and otherwise in vacant, broom clean condition.

1.1.2                     The Building and the Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of the “Project,” defined below. The term “Project,” as used in this Lease, shall mean (i) the Building (including, the Project parking facility) and the Common Areas and (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3                     Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the “Comparable Buildings,” as that term is defined below, are maintained) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Subject to Section 6.7, below, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that in connection therewith, Landlord shall use commercially reasonable efforts to not interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. Notwithstanding anything above to the contrary, Landlord shall maintain and operate the Project in a manner materially consistent with that of other comparable, low-rise, first-class office buildings located west of Lincoln Boulevard in Santa Monica, California, which are comparable in terms of size, age, quality of construction, appearance, and quality of common area improvements (the “Comparable Buildings”). Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by Applicable Laws, or (iii) a specific provision set forth in this Lease, Landlord shall provide and Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1 of this Lease.

1.2                               Rentable Square Feet of Premises, Building and Project. For purposes of this Lease, the “rentable square feet” in the Premises and the Building, as the case may be, shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1 — 2010 and its accompanying guidelines (“BOMA”). Landlord and Tenant hereby stipulate and agree that the square footages set forth in the Summary and all percentages based thereupon shall be deemed accurate and neither the Premises, Building or Project shall be subject to remeasurement.

1.3                                    Right of First Offer.

1.3.1                     Right of First Offer. Subject to the terms and conditions of this Section 1.3, Landlord hereby grants to the Tenant originally named in this Lease (“Original Tenant”) and any “Non-Transferee Assignee,” as that term is defined in Section 14.8, below, a one-time right of first offer with respect to any space located on the second (2nd) floor of the Building which becomes available for lease to third parties (the “First Offer Space”) at any time on or after the Lease Commencement Date. Notwithstanding the foregoing, (i) such first offer right for the First Offer Space shall commence only following the expiration or earlier termination of any existing leases (including renewals and irrespective of whether such renewals are pursuant to an express written provision in such lease and/or whether such renewals are effectuated pursuant to a lease amendment or a new lease with any such existing tenant) pertaining to such First Offer Space and (ii) such right of first offer for the First Offer Space, or any portion thereof, shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as the “Superior Right Holders” and such identified rights, the “Superior Rights”). Notwithstanding the foregoing, a subtenant of the First Offer Space shall not be considered a Superior Right Holder and the exercise of a Superior Right by a Superior Right Holder with respect to the First Offer Space for the benefit of a subtenant or an assignee (unless the terms of the existing lease expressly permits a transfer of such right to an assignee) of such First Offer Space of any such Superior Right Holder shall not be a Superior Right for purposes of this Section 1.3. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.2                     Procedure for Offer. During the initial Lease Term, Landlord shall notify Tenant (the “First Offer Notice”) when Landlord determines that Landlord shall commence the marketing of the First Offer Space because such space shall become available for lease to third parties, where no Superior Right Holders desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Economic Terms”), including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date and/or proposed delivery date therefor, (ii) Landlord’s reasonable determination of the rent payable for First Offer Space (“First Offer Rent”) and such First Offer Rent for the First Offer Space shall thereafter be subject to the same escalations [made at the same time] as the rent then payable under this Lease for the Premises (“Agreed Upon Minimum First Offer Rent Escalations”), (iii) any tenant improvement allowance or other monetary concessions for such First Offer Space determined as a component of the First Offer Rent (provided, however, if the term of the lease for the First Offer Space is for less than five (5) years, Tenant shall not be entitled to any tenant improvement allowance or any other monetary or financial concessions for such First Offer Space), (iv) the term of the lease for such space (which shall be a minimum of three (3) years and which shall expire co-terminously with Tenant’s lease of the initial Premises) and (v) such other economic terms Landlord reasonably deems appropriate. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last thirty-six (36) months of the initial Lease Term unless Tenant, concurrently with its delivery of “Tenant’s Acceptance Notice,” as defined below, Tenant delivers the “Option Exercise Notice,” as defined in Section

2.2.3, below, to Landlord irrevocably exercising its option to extend the initial Lease Term pursuant to Section 2.2.3, below (“Tenant’s Early Renewal Notice”).

1.3.3                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice upon the terms set forth in the First Offer Notice, then within five (5) business days after the First Offer Notice (the “Election Period”) is delivered to Tenant, Tenant shall deliver notice (“Tenant’s Acceptance Notice”) to Landlord of Tenant’s exercise of its right of first offer with respect to the entire First Offer Space described in the First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms (provided, however, in no event shall Tenant have the right to object to the Economic Terms with respect to the Agreed Upon Minimum First Offer Rent Escalations). If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then (A) Tenant shall be deemed to have elected not to lease such First Offer Space, (B) Landlord shall thereafter be free to lease all or any portion of the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Office Notice; provided, however, that if (i) Tenant timely delivers notification to Landlord within the Election Period that Tenant elects not to lease the First Offer Space pursuant to the terms set forth in such First Offer Notice, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period (“Tenant Pass Notice”) and (ii) Landlord thereafter intends to enter into a lease with respect to the First Offer Space offered to Tenant in such First Offer Notice and for which Tenant has delivered a Tenant Pass Notice with a monthly rental rate and other fundamental economic terms, which taken as a whole, are more than ten percent (10%) or more favorable to a third party than the monthly rental rate and other fundamental economic terms proposed by Landlord to Tenant in the initial First Offer Notice delivered to Tenant and for which Tenant timely delivered a Tenant Pass Notice, then Landlord shall be required to deliver a second (2nd) written notice to Tenant (“Second Chance Notice”) providing Tenant with a one-time second opportunity to lease the First Offer Space described in the initial First Offer Notice at the more favorable monthly rental rate and other fundamental economic terms. Tenant’s failure to timely deliver the Acceptance Notice to Landlord exercising its right to lease the First Offer Space upon the terms and conditions set forth in the Second Chance Notice within two (2) business days after Landlord’s delivery of such Second Chance Notice shall be deemed to constitute Tenant’s election not to lease the First Offer Space, in which case, Landlord shall be entitled to enter into a lease with any third party for all or any portion of the First Offer Space on any terms that Landlord desires. In no event shall Landlord be required to deliver a Second Chance Notice to Tenant if Tenant fails to timely deliver the Tenant Pass Notice or otherwise fails to comply with the other terms and conditions of this Section 1.3. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.3.4                     Construction of First Offer Space. Tenant shall take the First Offer Space in its “as-is” condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Article 8 of this Lease. Notwithstanding the foregoing, Landlord shall deliver possession of the First Offer Space to Tenant in good, vacant, broom clean condition, with all Building systems in good working order, and in compliance with all laws.

1.3.5                     Amendment to Lease. If Tenant timely exercises Tenant’s right of first offer to lease First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Section 1.3. Tenant shall commence payment of rent for the First Offer Space and the lease term of the First Offer Space shall commence upon the date of delivery of possession of such First Offer Space to Tenant in the condition required in Section 1.3.4 above. The lease term for the First Offer Space shall expire co-terminously with Tenant’s lease of the initial Premises.

1.3.6                     Termination of First Offer Right. The rights contained in this Section 1.3 shall be personal to the Original Tenant and any Non-Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s or Non-Transferee’s, as the case may be, interest in this Lease) and may only be exercised by the Original Tenant or a Non-Transferee Assignee if the Original Tenant or a Non-Transferee Assignee occupies not less than eighty percent (80%) of the entire Premises at the time the First Offer Space becomes available for lease to third parties and as of the commencement of the lease term for the First Offer Space. Tenant shall not have the right to lease First Offer Space pursuant to the terms of this Section 1.3 and Landlord shall have no obligation whatsoever to offer to lease the space to Tenant if (i) Tenant is in monetary default and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period) as of the date when the First Offer Space becomes available for lease to third parties or Tenant has previously been in monetary default and/or material non-monetary under this Lease (beyond the expiration of any applicable notice and cure periods) more than twice during the immediately preceding twelve (12) calendar month period or (ii) less than thirty-six (36) months remain prior to the initial Lease Expiration Date. In addition, the right to lease the First Offer Space as provided in this Section 1.3 may not be exercised if, as of the date of the attempted exercise of the expansion option by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary default and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure periods) or Tenant has previously been in monetary default and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure periods) more than twice during the previous twelve (12) month period.

1.4                               Balconies. Tenant hereby acknowledges and agrees that balconies exclusively serving the Premises (the “Third Floor Balconies”) shall be deemed for all purposes in this Lease (including, without limitation, the insurance and indemnification obligations set forth in Article

10 of this Lease) to be a part of the “Premises” except that all amounts and percentages have been calculated without regard to the square footage of any such balconies and Tenant shall have no obligation to pay any Rent for use of any such balconies.

1.5                               Second Floor Balconies. Tenant hereby acknowledges and agrees that (i) the patio area located on the second (2nd) floor of the Building (“2nd Floor Patio Area”) has been designated for the exclusive use of another tenant at the Building and therefore, Tenant shall not have any rights to use such 2nd Floor Patio Area.

ARTICLE 2

INITIAL LEASE TERM; OPTION TERM AND DELAY IN DELIVERY OF
POSSESSION OF THE EXPANSION PREMISES

2.1                               Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date this Lease is mutually executed and delivered (“Effective Date”). The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) calendar month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on (i) the last day of the eleventh (11th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on the first (1st) day of any calendar month (i.e., a period equal to exactly twelve (12) calendar months), or (ii) the last day of the twelfth (12th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on other than the first (1st) day of any calendar month (i.e., a period equal to exactly twelve (12) calendar months, plus the partial month during which the Lease Commencement Date occurs), and, in either case, the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, or such other reasonably comparable form used by Landlord from time to time, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2                               Option Term.

2.2.1                     Option Right. Landlord hereby grants to Tenant or any Non-Transferee Assignee one (1) option to extend the Lease Term for a period of three (3) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in monetary and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period) and Tenant has not previously been in monetary and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period) more than twice during the immediately preceding twelve (12) month period. Upon the proper exercise of each such option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in monetary and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period) and Tenant has not previously been in monetary and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period) more than twice during the immediately preceding twelve (12) month period, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 may only be exercised by Original Tenant or any Non-Transferee Assignee, which leases at least eighty percent (80%) of the Premises.

2.2.2                     Option Rent. Subject to the terms of Section 2.2.2.1, below, the rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Market Rent Rate,” as that term is defined in Section 2.2.2.2, below.

2.2.2.1           Minimum Rent Rate. When calculating the Fair Market Rent Rate (as determined on an average annual per rentable square foot net effective basis, spreading all monetary concessions equally throughout the Option Term) over the Option Term, the Fair Market Rent Rate shall in no event be less than the “Existing Rent” (as defined herein). The “Existing Rent” shall be the average annual “Rent Payments” (as defined below) calculated per rentable square foot on a net effective basis for the Premises. The “Rent Payments” shall be the sum of (i) the Base Rent as of the last day of the initial Lease Term, and (ii) the amount of Tenant’s Share of Direct Expenses payable by Tenant on an annual, per rentable square foot basis for the Premises immediately prior to the commencement of the Option Term, which Rent Payments shall be deemed to be increased by three and one-half percent (3.5%) on the first day of each Lease Year of the Option Term commencing on the first (1st) day of thirteenth (13th) month of the Option Term.

2.2.2.2           Fair Market Rent Rate. The “Fair Market Rent Rate” shall be equal to the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term pursuant to transactions completed within the six (6) month period prior to the commencement of the Option Term (provided that if there are not sufficient Comparable Transactions during the six (6) month period prior to the commencement of the Option Term, then such period shall be twelve (12) months prior to the commencement of the Option Term), leasing non-sublease, non-encumbered, non-equity, non-renewal, non-expansion space comparable in size, location and quality to the Premises for a similar lease term, in an arms-length transaction, which comparable space is located in the Project or in Comparable Buildings in the same rental market in Santa Monica, California (the “Comparable Transactions”), in either case taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements (except for improvements paid for out of Tenant’s own funds and which would be reasonably likely to be of value to a general office user) in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same would be reasonably likely to be of value to a general office user; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the comparable transactions do or do not involve the payment of real estate brokerage commissions, and (y) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements in such comparable spaces. In addition, the base year during the Option Term shall be the calendar year in which the Option Term commences, and the Fair Market Rent Rate shall be adjusted to reflect that Tenant will receive a current base year. If, in determining the Fair Market Rent Rate for an Option Term, Tenant is deemed to be entitled to an improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance, the “Option Term Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term Allowance to Tenant as a lump sum payment to Tenant, and/or (B) in lieu of making a lump sum payment (or portion thereof) to Tenant, to reduce the rental rate component of the Fair Market Rent Rate to be an effective rental rate which takes into consideration that Tenant will not receive a payment of such Option Term Allowance, or portion thereof (in which case the Option Term Allowance, or portion thereof, evidenced in the effective rental rate shall not be paid to Tenant).

2.2.3                     Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (13) months nor less than eleven (11) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option (the “Interest Notice”); (ii) Landlord, after receipt of the Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, irrevocably exercise the option by delivering written notice thereof to Landlord (an “Option Exercise Notice”), and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below. Notwithstanding the foregoing, Tenant shall have the right to deliver Tenant’s Early Renewal Notice irrevocably exercising its option to renew as permitted in Section 1.3, above in connection with Tenant’s exercise of its right of first offer during the last thirty-six (36) months of the initial Lease Term, in which event, (I) Landlord shall deliver the Option Rent Notice to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term and (II) Tenant may after its receipt of the Option Rent Notice, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below.

2.2.4                     Determination of Option Rent. In the event Tenant timely objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1  through 2.2.4.7, below.

2.2.4.1           Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial low and mid-rise properties in the Santa Monica, California area. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

2.2.4.2           The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

2.2.4.3           The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease.

2.2.4.4           The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5           If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.4.6           If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

2.2.4.7           The cost of arbitration shall be paid by Landlord and Tenant equally.

2.3                               Delay in Delivering Possession of the Expansion Premises.

2.3.1                     In General. If (I) Landlord does not deliver exclusive possession of the Expansion Premises to Tenant by September 1, 2015 or (II) Landlord does not deliver exclusive possession of the Expansion Premises materially in the Required Expansion Premises Condition by September 1, 2015 and with respect to the foregoing item (II), (a) Tenant timely delivers the Expansion Repair Notice with respect to the Required Expansion Premises Condition, (b) the defect or non-completion of the Required Expansion Premises Condition item as identified in the Expansion Repair Notice unreasonably and materially interferes with Tenant’s use of the Expansion Premises, (c) the condition of disrepair with respect to the Building Systems was not caused by Tenant or any “Tenant Parties,” as that term is defined in Section 10.1 of this Lease, or the delay in the substantial completion of the Demising Work was not caused by any acts or omissions of Tenant or any Tenant Parties (“Tenant Delay”) or Force Majeure (which shall exclude for purposes of this Section 2.3, any holdover of the Expansion Premises by an existing tenant), and (d) Tenant does not actually use the Expansion Premises as a result of such condition of disrepair of the Building System or delay in the substantial completion of the Demising Work (the foregoing (a)-(d) shall collectively be referred to as the “Rent Credit Conditions”), then the sole and exclusive remedy of Tenant at law or in equity with respect to the foregoing item (I) or with respect to the foregoing item (II) for such state of disrepair of the Building Systems or delayed completion of the Demising Work (other than requiring Landlord to correct such condition of disrepair or complete such Demising Work as required by this Lease) shall be the right to receive a Base Rent credit for the Base Rent due under this Lease for the Expansion Premises only for each day of delay after September 1, 2015 through the date actual possession of the Expansion Premises has been delivered to Tenant, with respect to the foregoing item (I) or the date actual possession of the Expansion Premises has been delivered materially in the Required Expansion Premises Condition with respect to the foregoing item (II). The foregoing credit shall not apply in the event any condition of disrepair of the Building Systems or delay in the substantial completion of the Demising Work is caused by any Tenant Delay or Force Majeure, in which event the Lease Commencement Date shall occur on September 1, 2015 without any delay or extension. In addition, if Landlord does not deliver possession of the Expansion Premises to Tenant or if Landlord does not deliver possession of the Expansion Premises to Tenant materially in the Required Expansion Premises Condition by March 31, 2016 (“Outside Delivery Date”) and such delay is not caused by any Tenant Delay or Force Majeure (not to exceed sixty (60) days), then the sole and exclusive remedy of Tenant at law or in equity for such failure shall be the right of Tenant to deliver notice to Landlord (“Delay Termination Notice”) of Tenant’s election to terminate this Lease with respect to the Expansion Premises only effective upon the date occurring ten (10) days following Landlord’s receipt of the Delay Termination Notice (“Delay Notice Termination Date”). The Outside Delivery Date shall be extended to the extent of any Tenant Delays or delays caused by Force Majeure (not to exceed sixty (60) days). Subject to the terms of this Section 2.3, Landlord hereby acknowledges and agrees that, notwithstanding the occurrence of the Lease Commencement Date, if Landlord has not delivered possession of the Expansion Premises to Tenant or if Landlord has not delivered possession of the Expansion Premises to Tenant materially in the Required Expansion Premises Condition by September 1, 2015 and such delay is not due to any Tenant Delays, then Tenant’s rights and obligations under this Lease (including, without limitation, Tenant’s obligation to commence paying Rent, obtain insurance, repair and maintain the Expansion Premises (unless damage caused by Tenant) with respect to the Expansion Premises and Tenant’s right to lease parking spaces allocated to the Expansion Premises or assign or sublease the Expansion Premises) shall not commence until the earlier to occur of the (i) date of such delivery of the Expansion Premises materially in the Required Expansion Premises Condition and (ii) date Tenant commences to conduct business from the Expansion Premises.

2.3.2                     Extension of Outside Delivery Date. Landlord shall have the right to suspend the occurrence of the Delay Notice Termination Date for a period of thirty (30) days after the Delay Notice Termination Date by delivering written notice to Tenant, prior to the Delay Notice Termination Date, notifying Tenant that Landlord, in good faith, believes that it shall deliver exclusive possession of the Expansion Premises to Tenant in the condition required pursuant to Section 1.1.3 of this Lease within thirty (30) days of the Delay Notice Termination Date (“Extension Notice”). If Landlord delivers exclusive possession of the Expansion Premises to Tenant within such thirty (30) day period, then the Delay Termination Notice shall be of no force or effect, but if Landlord does not deliver possession of the Expansion Premises to Tenant within such thirty (30) day period (subject to any Tenant Delay and delay caused by Force Majeure (not to exceed sixty (60) days)), this Lease with respect to the Expansion Premises only shall terminate upon the expiration of such thirty (30) day period (in which event, Landlord and Tenant shall be relieved from any further liability to each other related to the Expansion Premises and resulting under this Lease except that Landlord shall return any portion of the Security Deposit calculated based upon Tenant’s lease of the Expansion Premises or prepaid rent deposited by Tenant to Landlord for the Expansion Premises in connection with this Lease). If such Delay Termination Notice is not delivered by Tenant to Landlord within ten (10) days after the Outside Delivery Date, Tenant shall have no further right to terminate this Lease as provided in this Section 2.3 and this Lease shall thereafter continue in full force and effect.

ARTICLE 3

BASE RENT; BASE RENT ABATEMENT

3.1                               In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by wire transfer or by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever (except as otherwise expressly provided in this Lease). The Base Rent for the first (1st) full calendar month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days remaining in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2                               Base Rent Abatement. Notwithstanding anything in Section 3.1 above to the contrary, Tenant shall be entitled to an abatement of Base Rent in the amount of $55,099.65 for the first full calendar month of the Lease Term (the “Base Rent Abatement Period”). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $55,099.65. During the Base Rent Abatement Period, only Base Rent shall be abated, and all “Additional Rent” (as defined in Section 4.1, below) and any other costs and charges specified in this Lease shall remain due and payable pursuant to the provisions of this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time, but not more than once per year, to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4                     “Operating Expenses” shall mean, to the extent provided herein, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.

4.2.4.1           Operating Expenses: Inclusions. Without limiting the generality of Article 4 and/or Landlord’s right to include other items therein (and subject to Section 4.2.4.3, below), Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying sewer and water, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are included in Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas in the Building (including costs of painting, restriping and resurfacing such parking areas); (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space not to exceed 2% of the total rentable square footage of the office space in the Building; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project (including, but not limited to, all fringe benefits, workers’ compensation, insurance premiums and payroll taxes); (ix) intentionally omitted; (x) operation, repair, maintenance and replacement of all systems and equipment and components of the Building; (xi) the cost of janitorial, alarm, security services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, repairs to the floors slabs and all paved areas; (xii) amortization in accordance with sound real estate accounting and management principles consistent with the practices of Comparable Buildings (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with governmentally mandated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation that was not in effect as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine in accordance with sound real estate accounting and management principles consistent with the practices of Comparable Buildings; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building in effect on the date hereof; (xvi) window cleaning; (xvii) services and amenities of the Project which are available to all tenants of the Project at the same charge or at no charge; and (xviii) costs of any additional services not provided to the Building as of the Lease Commencement Date but which are thereafter provided by Landlord in the prudent management of the Building or the Project. Any of the services which may be included in the computation of the Operating Expenses of the Building may be performed by divisions, subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transactions with unaffiliated entities for the performance of such services in comparable office buildings within the greater Los Angeles metropolitan area.

4.2.4.2           If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

4.2.4.3           Operating Expenses: Exclusions. The following shall be excluded from Operating Expenses:

(i)                                     Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

(ii)                                  Costs of alterations or improvements to the Premises or the premises of other tenants as a part of any lease to Tenant or other tenants;

(iii)                               Depreciation, charges, fees, or interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease (except to the extent the same may be made to pay or reimburse, or may be measured by, ad valorem taxes);

(iv)                              Costs of correcting defects in or inadequacy of the initial design or construction of the Building or the Project or to comply with any covenant, condition or restriction, underwriter’s requirement or law applicable to the Premises or the Project prior to the Lease Commencement Date;

(v)                                 Expenses directly resulting from the negligence of or violation of any Applicable Laws by Landlord, its agents, servants or employees;

(vi)                              Costs and expenses incurred in connection with the original development or original leasing or future leasing of the Building or the Project, including, without limitation legal fees, design and construction costs, real estate brokers’ leasing commissions, and advertising and promotional expenses;

(vii)                           Costs for which Landlord is entitled to be reimbursed by tenants, by insurance from its insurance carrier or any insurance carrier of any tenant or any third party or pursuant to any warranty or guaranty less any out-of-pocket costs incurred by Landlord in enforcing Landlord’s rights to any such reimbursement;

(viii)                        Any bad debt loss, rent loss, or reserves for bad debts or rent loss, or any other expense reserves (except for reserves for Tax Expenses);

(ix)                              Expenses in connection with services (including sub-metered utilities) or other benefits of a type which are not standard for the Building or the

Project, and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building or the Project whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(x)                                 Landlord’s and Landlord’s managing agent’s general corporate or partnership overhead and general administrative expenses, and costs associated with the operation of the business of the partnership or any entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project, costs of any disputes between Landlord and its employees (if any), disputes of Landlord with Building or the Project management in connection with disputes with other tenants or prospective tenants or other occupants, including, without limitation outside fees paid to attorneys or accountants in connection therewith;

(xi)                              The wages, salaries and benefits of any employee who works only part time at the Building or the Project shall be allocated as a part of Operating Expenses only to the extent fairly apportioned to the time worked at the Building or the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(xii)                           Fines, penalties or interest on delinquent payments with respect to Operating Expenses and/or Tax Expenses (interest included on real property taxes as a part of a bonded assessment included in real property taxes shall be included as a part of Tax Expenses);

(xiii)                        Costs incurred due to the violation by Landlord of the terms and conditions of any lease pertaining to the Building or the Project;

(xiv)                       Any damage or loss resulting from any casualty (excluding any commercially reasonable deductibles paid by Landlord, provided that Tenant’s Share of any such deductibles shall not exceed one (I) of the monthly Base Rent then due under this Lease); or condemnation;

(xv)                          All costs in connection with the ownership, operation and maintenance of any garage facilities not located within and as a part of and available for use by the tenants of the Building or the Project;

(xvi)                       Fees payable by or to Landlord for management of the Project in excess of the product of (A) three and one-half percent (3.5%) and (B) the amount of Landlord’s annual gross rental revenues for the Building;

(xvii)                    Payments in respect to overhead or profit to subsidiaries or affiliates of Landlord, for management or other services in or to the Project, or for supplies or other materials which would otherwise be included in Operating Expenses hereunder to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(xviii)                 Costs relating to the removal of hazardous substances (as defined under Applicable Law) except to the extent caused by the release or emission or disturbance of the hazardous substance in question by Tenant;

(xix)                       Costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to Tenant’s Premises or to the premises of any other tenant or occupant of the Project and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described herein;

(xx)                          Costs, fees, dues, contributions or similar expenses for political or charitable organizations;

(xxi)                       Costs of all items and services for which Tenant reimburses Landlord or pays to third parties or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

(xxii)                    Costs for utilities paid for by Tenant as provided in Section 6.5, below;

(xxiii)                 Costs and expenses related to the maintenance and repair of the balconies of the Building (other than any costs incurred for structural maintenance, repair or improvements of any such balconies, which shall be included in Operating Expenses); and

(xxiv)                All capital expenditures except as expressly permitted in Section 4.2.4.1, above.

If Landlord does not carry earthquake or terrorism insurance for the Building during the Base Year but subsequently obtains earthquake or terrorism insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake or terrorism insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Expense Year.

4.2.4.4           It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts taken by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building or the Project. If capital items which are customarily purchased by landlords of first-class office buildings in Santa Monica, California are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant’s Share of Operating Expenses beyond that which would have applied had the item in question been purchased. In the calculation of any expenses hereunder, it is understood that no specific expense shall be charged more than once. Landlord shall use its reasonable efforts to effect an equitable proration of bills for services rendered to the Building or the Project and to any other property owned or managed by Landlord. Landlord agrees to keep reasonably detailed books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained by Landlord on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts.

4.2.4.5           Adjustments to Tenant’s Share; Cost Pools. In the event that one tenant occupying all or a substantial portion of the Building should be required or elect (for example, in instances where governmental security clearances are required), with Landlord’s permission, to perform all of its own janitorial and/or interior maintenance services, and/or pay directly its own utility consumption, then there may be two (2) or more separate Tenant’s Shares applicable to Tenant, which Landlord shall determine at Landlord’s reasonable discretion from time to time based upon all facts then existing, so that all tenants shall be obligated on an equitable basis for their respective tenant’s shares of all Operating Expenses for the Building, and the portion of the Operating Expenses for the Common Areas allocated to the Building. For example, one of such Tenant’s Shares could relate to the rentable square feet of all tenants who receive janitorial, maintenance and other similar services, and/or who pay directly their own utilities, and one of which could relate to the balance of interior services and all Building common area services (landscaping, window washing, exterior maintenance, etc.) and insurance costs and real property taxes. Landlord shall give notice to Tenant and other affected tenants of Landlord’s election to use either one or more Tenant’s Shares applicable to Tenant from time to time for the Building or the Project, or both, promptly after any such election, and the resultant change in Tenant’s Share thereafter shall be binding upon Tenant, provided, notwithstanding anything herein to the contrary, no such change shall have the net effect of increasing Tenant’s overall share of Operating Expenses. Further, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion, which may include, but shall not be limited to, the office space tenants of the Project, and the retail space tenants of the Project. The Operating Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner. The allocation of Operating Expenses and Common Areas may be adjusted from time to time by Landlord, as the facts and circumstances reasonably require, upon prior notice to Tenant.

4.2.4.6           Proration of Operating Expenses. Should this Lease commence or terminate at any time other than the first or last day of the calendar year, respectively, the amounts due as Additional Rent pursuant to Article 4 for the commencement or termination year only shall be prorated pursuant to the method provided in Article 3 of this Lease.

4.2.5                     Taxes.

4.2.5.1           “Tax Expenses” shall mean, to the extent provided herein, all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes, business license taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the

Project, or any portion thereof), which shall be paid or accrued during the Base Year and any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2           Subject to any exclusions for Tax Expenses set forth in this Lease, Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3           Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses (including, all out of pocket costs and expenses incurred by Landlord in securing any Proposition 8 reduction as set forth in Section 4.2.5.4, below) shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses based on the Expense Year to which the refund is applicable. In connection with the foregoing, any amount of Tax Expenses to be refunded to Tenant for any such Expense Year shall not exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease and (iv) any portion of any tax assessment or any increase therein resulting from Landlord’s failure to timely pay Tax Expenses. Landlord shall pay any assessment of Tax Expenses in installments over the longest period to the extent permitted by Applicable Law and the amount of such installment of Tax Expenses shall be included in Tax Expenses.

4.2.5.4           Tenant hereby acknowledges that the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated taking into account any decreases in real estate taxes obtained in connection with Proposition 8. Accordingly, Tax Expenses for the Base Year and each Expense Year shall be subject to reduction to the extent any Proposition 8 reduction is obtained by Landlord. Any out of pocket costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall be included in Direct Expenses for purposes of this Lease for the Expense Year to which such Proposition 8 reduction relates.

4.2.6                     “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3                                         Intentionally Omitted.

4.4                               Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to such excess (the “Excess”).

4.4.1                     Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, but on or before April 15 of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days of Tenant’s receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall, within thirty (30) days after receipt of a Statement pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4 survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Expense Year to which such bill applies, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2                     Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided, however, that Landlord shall not revise the Estimate Statement delivered for an Expense Year more than once during an Expense Year. Thereafter, Tenant shall pay, within thirty (30) days after its receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1                     Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                     If the improvements in the Premises, whether installed and/or paid for by Landlord on Tenant’s behalf or Tenant are assessed for real property tax purposes at a valuation higher than $60.00 per rentable square foot, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above, provided that Tenant shall only be responsible for the foregoing taxes to the extent Landlord charges all other office tenants of the Building for taxes on their overstandard tenant improvements (to the extent such charges are applicable).

4.5.3                     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the

Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6                               Tenant’s Payment of Certain Tax Expenses. Notwithstanding anything to the contrary contained in this Lease and provided that Tenant is not then in default under this Lease beyond the expiration of any applicable notice and cure period, in the event that, at any time from September 1, 2015-August 31, 2017, any sale of the Project is consummated (specifically excluding, however, a change in ownership due to a “Portfolio Sale,” as that term is defined below, and a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure), and as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 and such Reassessement results in a “Tax Increase,” as that term is defined below, then the terms of this Section 4.6 shall apply to such Reassessment of the Project. For purposes of this Section 4.6, a “Portfolio Sale” shall mean a sale or other transfer of all or any portion of the Project, together with one or more other buildings.

4.6.1                     The Tax Increase. For purposes of this Article 4, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Project, the base, shall and core of the Building or the tenant improvements located in the Project; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

4.6.2                     Protection. Provided that Tenant is not then in default under this Lease, beyond the expiration of any applicable notice and cure period, from September 1, 2015-August 31, 2017 (the “Proposition 13 Protection Period”), Tenant shall not be obligated to pay a portion of the Tax Increase relating to any Reassessment of the Project. The rights contained in this Section 4.6 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant is in occupancy of the entire Premises and is not then in default under this Lease beyond the expiration of any applicable notice and cure period.

4.6.3                     Landlord’s Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment. The amount of Tax Increase which Tenant is not obligated to pay or will not be obligated to pay during the Proposition 13 Protection Period in connection with a particular Reassessment pursuant to the terms of this Section 4.6, shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 4.6.3 shall apply to each such Reassessment. Upon Notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Lease Term, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price,” as that term is defined in this Section 4.6.3. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 4.6.3, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6 of this Lease shall not apply to any Tax Increase attributable to the applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Landlord shall promptly pay to Tenant the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of such overestimation.

4.7                               Landlord’s Books and Records. Within twenty-four (24) calendar months after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of Direct Expenses for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a certified public accounting firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. If after such inspection, Tenant still disputes such Direct Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Notwithstanding any contrary provision hereof, Tenant must timely pay all of Tenant’s Share of Direct Expenses (whether or not such amounts are in dispute) which are due under this Lease prior to exercising any right to audit hereunder. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Direct Expenses is less or more than the amount paid by Tenant, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

ARTICLE 5

USE OF PREMISES

5.1                               Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and only in accordance with the uses permitted under applicable zoning and other municipal regulations, and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2                               Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail, restaurant uses, food service establishment, drive-in or walk-up eating facility (provided that the foregoing item (v) shall not be deemed to prohibit Tenant from catering meals in the Premises for consumption by Tenant’s employees in the ordinary course and practice of Tenant’s business, which shall be permitted); or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous substances (as defined in Section 29.40.1, below). Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                     Subject to limitations imposed by all governmental rules and regulations applicable thereto, Landlord shall, at Tenant’s sole cost and expense pursuant to Section 6.5, below, provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises.

6.1.2                     Subject to the other terms of this Lease, Landlord has provided electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment. For incidental use equipment, Landlord has provided four (4) 225 ampere electrical panels which service the floor on which the Premises are located (including the Premises and Common Areas located on such floor). For overhead lighting, Landlord has provided one (1) high voltage 225 ampere 408/277 panel which services the floor on which the Premises are located (including the Premises and Common Areas located on such floor). Tenant shall not exceed the capacity of such facilities unless Tenant increases such capacity as provided in Section 6.2, below, and Tenant’s electrical usage shall otherwise be subject to Applicable Laws and regulations, including Title 24. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas and the Premises (including the kitchen in the Premises).

6.1.4                     Landlord shall provide nonexclusive, non-attended automatic passenger elevator service from 7:00 A.M. to 6:00 P.M., Monday through Friday, and on Saturdays from 7:00 A.M. to 2:00 P.M., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s reasonable discretion, other locally or nationally recognized holidays (collectively, the “Holidays”) and shall have one elevator available at all other times.

6.1.5                     Landlord shall provide Building security, equipment, personnel, procedures and systems during days and hours as determined by Landlord from time to time; but otherwise in a manner consistent with the security services provided by landlords of Comparable

Buildings; provided, however, in no event shall Landlord be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person.

6.1.6                     Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit as reasonably required by Tenant for the Permitted Use to the extent there is available space in the Building risers, raceways, shafts and/or conduit for Tenant’s use, which availability shall be determined by Landlord in Landlord’s reasonable discretion. Tenant may only use vendors reasonably approved by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

6.2                               Overstandard Tenant Use. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation (provided that if Tenant’s use of electricity in the Premises requires facilities greater than the capacity available at the Building, as provided in Section 6.1.2, above, Tenant may, at its sole cost and expense, coordinate with the local utility provider to attempt to bring additional electricity to the Building and thereby increase the capacity for the Premises). In addition, Tenant’s electrical usage shall be subject to Applicable Laws and regulations, including Title 24. Subject to satisfying Tenant’s reasonable requirements for the Permitted Use, Tenant shall cooperate fully with Landlord at all times and abide by all reasonable rules and regulations and requirements that Landlord may prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Tenant has informed Landlord that Tenant intends to operate its business from the Premises on a daily basis and to utilize the HVAC during hours other than “Building Hours” (as defined herein) on a daily basis. For purposes herein, “Building Hours” shall mean from 8:00 A.M. to 6:00 P.M., Monday through Friday, and on Saturdays from 8:00 A.M. to 2:00 P.M., except for Holidays.

6.3                               Interruption of Use. Tenant agrees that, except to the extent of Landlord’s negligence or willful misconduct or failure to fulfill its obligations under this Lease, and except as otherwise provided in this Lease, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause or the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities or services, or the limitation, curtailment, rationing or restriction by governmental authority or utility company action on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, the Building or the Project; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions with the prior consent of Tenant, which shall not be unreasonably withheld.

6.4                               Metered Utilities; Maintenance and Repair of HVAC. The parties hereby acknowledge and agree that, as of the date of this Lease, separate meters or submeters have been installed for the Premises to measure the consumption by Tenant of all the utilities (including without limitation, electricity, gas, if any, and HVAC (but excluding sewer and water, which costs shall be included in Operating Expenses)) serving the Premises. The cost of maintenance and repair of any such separate meters shall be paid for by Tenant, and Tenant agrees to pay Landlord (or the local public utility provider, as applicable) as Additional Rent for all such utilities, as shown by said meters, at the rates charged by the local public utility furnishing the same. Landlord shall bill Tenant periodically for utility usage upon or with respect to the Premises, and the amount of the bill shall be payable on the later to occur of ten (10) days after receipt of such bill or the first (1st) day of the following month. Tenant shall be solely responsible, at Tenant’s sole cost and expense, at all times during the Lease Term, for the maintenance and operation, repair and replacement of the HVAC system (including, the components thereof and all wiring and equipment related thereto) exclusively serving the Premises and Tenant shall keep the same in good operating condition and order throughout the Lease Term, ordinary wear and tear excepted. In addition, Tenant shall, at Tenant’s sole cost, maintain and provide to Landlord a copy of a current service maintenance contract for such HVAC facilities at all times during the Lease Term.

6.5                               Tenant’s Obligations. Tenant shall pay promptly upon billing thereof for all utilities as provided in Section 6.4 above, and for any other materials and services requested by Tenant during the term of this Lease. Tenant shall, at its sole cost and expense, provide its own janitorial service for the Premises (any such third-party janitorial services provider shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld). All utilities for which Tenant is responsible for paying directly hereunder, materials and services charges and janitorial payments shall be paid by Tenant in addition to Tenant’s Share of the Operating Expenses.

6.6                               Tenant’s Security System. Tenant shall have the right, at its own expense, to install its own key-card entry system (“Tenant’s Security System”) in the Premises, and for providing access thereto, including, without limitation, for use of the elevators during non-Building Hours, subject to the terms of Article 8 of this Lease, and provided that Tenant’s Security System is coordinated and compatible with, the security system of the Building. Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building systems and equipment. Tenant shall be solely responsible for monitoring and operating Tenant’s Security System. Tenant shall cooperate and comply with, and cause its employees, representatives and visitors to cooperate and comply with, the Building’s access control measures, if any.

6.7                               Abatement Event. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of any failure to provide essential services, or access to the Premises as expressly required by this Lease to be provided by Landlord (and provided that such services or access are within the control of Landlord to provide) or due to the presence of hazardous substances not brought onto the Premises by Tenant or any “Tenant Parties,” as that term is defined in Section 10.1, below (an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility

Period”), then the Base Rent, Tenant’s Share of Direct Expenses and all parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use the Premises (and/or the parking spaces) or a portion thereof, in the proportion that the portion of the Premises (and/or the parking spaces) that Tenant is prevented from using, and does not use, bears to the total rentable square footage of the Premises (or, with respect to the parking spaces, the parking charges shall be reduced by the amount due on a daily basis for each parking space that Tenant is prevented from using, and does not use, as a result of the Abatement Event); provided, however, if the portion of the Premises available for use is inadequate for the conduct of Tenant’s business and Tenant does not use such portion, then Tenant shall be entitled to a total abatement of the Base Rent, Tenant’s Share of Direct Expenses and the parking charges due under this Lease. If, however, Tenant reoccupies any portion of the Premises during such period (or uses any parking spaces), the Rent allocable to such reoccupied portion (or parking charge allocable to such parking space(s)), based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises (or based upon the monthly parking charges applicable to the parking spaces used), shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises (or uses the parking spaces). To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then the terms of such Article 11 or 13, as the case may be, shall govern Tenant’s right to abate Rent and the terms of this Section 6.7 shall not be applicable thereto. Such right to abate Base Rent, Tenant’s Share of Direct Expenses and parking charges shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.7, nothing contained in this Section 6.7 shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Landlord shall at all times during the Lease Term maintain in good condition and operating order the structural portions of the Building (including, the structural portions of the Third Floor Balconies), including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, escalators, elevators, base building restrooms and all Common Areas (collectively, the “Building Structure”), and the base building mechanical, electrical, life safety, plumbing, sprinkler and HVAC facilities installed or furnished by Landlord (but specifically excluding therefrom any HVAC facilities which exclusively serve the Premises which shall be the sole responsibility of Tenant) (collectively, the “Building Systems”). Except as specifically set forth in this Lease to the contrary, Tenant shall not be required to repair the Building Structure and/or the Building Systems except to the extent required because of (i) Tenant’s use of the Premises in violation of this Lease, (ii) any Alterations constructed by or for Tenant’s benefit or (iii) subject to Article 11, due to damage caused by Tenant. Tenant shall, at Tenant’s own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, all systems and equipment therein and any HVAC facilities which exclusively serve the Premises (collectively, the “Maintenance Items”), in good order, repair and condition at all times during the Lease Term. Tenant shall be permitted access to the roof of the Building in order to repair and maintain the existing HVAC facilities exclusively serving the Premises, provided that Tenant shall be solely responsible for any damage caused to the roof in connection therewith.

In addition, Tenant shall, at Tenant’s own expense, and subject to the prior approval and satisfaction of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises, Building or Project caused by or in connection with Tenant’s use thereof, the use of Tenant’s agents or employees, or the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction and to replace or repair all damaged, broken, or worn fixtures and appurtenances and/or Maintenance Items, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant or damage resulting from casualty, which shall be governed by Article 11 of this Lease. In addition, Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost, maintain all Maintenance Items in accordance with specifications set forth in their respective then currently updated operating manuals and shall, upon request from Landlord, provide certifications or other documentation acceptable to Landlord that the such Maintenance Items have been and are being maintained to such operating manual specifications; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs and/or maintain any Maintenance Items as required herein, beyond the expiration of any applicable notice and cure periods expressly set forth in this Lease, Landlord may (subject to Article 27), but need not, exercise its rights in accordance with Article 26, below, and Tenant shall pay Landlord a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses in connection therewith (in addition to Tenant’s reimbursement obligation under Section 26.1). Tenant hereby waives the right to make repairs at Landlord’s expense under the provisions of any laws permitting repairs by a tenant at the expense of Landlord to the extent allowed by law, in that Landlord and Tenant have by this Lease made specific provision for such repairs and have defined their respective obligations relating thereto and Tenant expressly waives any and all rights under and benefits of subsection 1 of Section  1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions, changes or repairs to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following one (1) business day’s notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, (ii) adversely affect the value of the Premises or Building or (iii) cost in excess of $20,000, in the aggregate, for any single Alteration project (the “Cosmetic Alterations”). Promptly following completion of any Alteration, Tenant delivers to Landlord updated as-built plans for the Premises showing the Alteration which has been made. Except for Section 8.5 and Section 8.6, below, the construction of the Tenant Improvements in the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2                               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors and subcontractors, reasonably approved by Landlord and the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. If Landlord shall give its consent, the consent shall be deemed conditioned upon (i) Tenant acquiring in advance all licenses and/or permits required to do the work from appropriate governmental agencies (including, if applicable, the City of Santa Monica), (ii) Tenant furnishing of a copy of such licenses and/or permits (as applicable)to Landlord prior to the commencement of the work, and (iii) the compliance by Tenant with all conditions of said licenses and/or permits in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous substances existing in the Premises, Tenant shall comply with Landlord’s reasonable rules and regulations concerning such hazardous substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit (if applicable), issued by the City of Santa Monica, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms (if any) and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, if the total cost of the Alteration exceeds $20,000, in the aggregate, then upon completion thereof, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and as a condition precedent to the enforceability and validity of Landlord’s consent, Tenant shall deliver to the management office for the Project a reproducible copy of the “as built” drawings of the Alterations (for which drawings were prepared) as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3                               Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Except in connection with the initial “Tenant Improvements,” as that term is defined in the Work Letter, if Tenant orders any work directly from Landlord, there shall be included within the cost of such work and Tenant shall pay to Landlord a fee for Tenant’s use of Landlord’s personnel involved with the supervision, coordination, inspection and the like pertaining to such Alterations to the extent such a fee is customarily being charged by landlords of the Comparable Buildings. Any such fee shall be paid by Tenant within ten (10) days after rendition of an invoice therefor. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4                               Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations for which insurance is customarily maintained, then prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant’s contractor carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee (provided, however the foregoing lien and completion bond requirement shall not be required of the Original Tenant and/or any Non-Transferee Assignee).

8.5                               Landlord’s Property. Landlord and Tenant hereby acknowledge that (i) all Alterations, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except as more particularly set forth below, and (ii) the Tenant Improvements to be constructed in the Premises pursuant to the terms, covenants and conditions of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition existing immediately prior to the installation of any such Alteration (ordinary wear and tear and damage from casualty excepted). Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations in the Premises (including, without limitation, any “Specialty Tenant Improvements,” as defined in the Work Letter), and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition existing immediately prior to the installation of any such Alteration (ordinary wear and tear and damage from casualty excepted). If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or Specialty Tenant Improvements in the Premises, and return the affected portion of the Premises to the condition existing immediately prior to the installation of any such

Alteration and/or Specialty Tenant Improvements (ordinary wear and tear and damage from casualty excepted), then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article  16, below, until such work shall be completed, and/or (B) Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding the above, in the event that, at the time Tenant requests Landlord’s consent to any Alterations, if Tenant also requests in writing a determination of whether Landlord will require restoration and/or removal of the particular Alterations or portions thereof for which consent is being requested upon expiration or any earlier termination of this Lease, Landlord shall so notify Tenant along with Landlord’s consent (if such consent is given).

8.6                               Recognition of Landlord’s Notice of Nonresponsibility. Before commencing any Alteration (other than a Cosmetic Alteration) in or about the Premises (provided Tenant has theretofore obtained Landlord’s consent to the particular Alteration), Tenant shall notify Landlord at least twenty (20) days in advance in writing of the expected date of commencement thereof. Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord deems necessary to protect the Premises and Landlord from the liens of mechanics, laborers, materialmen, suppliers or vendors. In the event that any liens are filed against the Premises by any mechanics, laborers, materialmen, suppliers or vendors, Tenant shall execute and/or cause the necessary parties to execute such lien releases as may be reasonably requested by Landlord to clear such liens from the Premises. In addition, Tenant covenants and agrees that it shall cause any and all contractors or other parties engaged by Tenant in connection with the construction of any Alterations, improvements, maintenance, repairs or other items to timely execute and deliver to Landlord a written acknowledgment in Landlord’s standard form waiving, to the fullest extent permitted by law, any rights granted under any applicable owner’s participation doctrine or related doctrines, rules, laws, ordinances, etc. and to further acknowledge that Landlord’s Notice of Nonresponsibility (in Landlord’s standard form) in connection therewith has been verified, has been properly posted, is valid and enforceable against such party. Tenant shall indemnify, defend and hold harmless Landlord in connection with any failure of Tenant to comply, or failure to cause any such contractors or other parties to comply, with the terms of this Article 8 of this Lease.

8.7                               Tenant’s Supplemental Air-Conditioning. Tenant shall have the right, at Tenant’s sole cost and expense, to install supplemental air-conditioning units selected by Tenant (“Tenant’s Supplemental Air-Conditioning”) in the Premises pursuant to plans and drawings which shall be prepared by Tenant’s “Architect” and the “Engineers” (as those terms are defined in the Work Letter) and the applicable subcontractor, to provide additional air conditioning to the Premises.  In connection with the foregoing, Tenant shall, at Tenant’s sole cost, separately meter Tenant’s Supplemental Air-Conditioning for electricity and water. Tenant’s Supplemental Air- Conditioning, the installation of the equipment for separate metering, and all wiring and equipment related thereto shall be collectively referred to herein as the “HVAC Improvements”. Tenant shall construct the HVAC Improvements in accordance with the terms of the Work Letter and this Section 8.7. Notwithstanding the foregoing, in the event that Tenant’s Supplemental Air-Conditioning interferes with the operation of the Building, then Tenant shall not be entitled to install or operate Tenant’s Supplemental Air-Conditioning in the Premises. All aspects of the HVAC Improvements shall be subject to Landlord’s prior written approval pursuant to the terms of the Work Letter with respect to the installation of the initial HVAC Improvements and thereafter pursuant to the terms of Article 8 of this Lease, which approval shall not be unreasonably withheld or delayed. Tenant shall be solely responsible, at Tenant’s sole cost and expense, at all times during the Lease Term, for the monitoring, maintenance, operation, repair and replacement of the HVAC Improvements and Tenant shall keep the HVAC Improvements in good operating condition and order throughout the Lease Term, ordinary wear and tear excepted. In addition, Tenant shall, at Tenant’s sole cost, maintain and provide to Landlord a copy of a current service maintenance contract for the HVAC Improvements at all times during the Lease Term. For purposes of operating Tenant’s Supplemental Air-Conditioning, Tenant shall have the right to use the Building’s condensed water on a 365 day per year, 24 hour per day basis, in such quantity to support Tenant’s Supplemental Air-Conditioning as necessary. Tenant shall pay to Landlord, within thirty (30) days of demand therefor, as Additional Rent, the amount of any electrical and water usage charges relating to Tenant’s use of Tenant’s Supplemental Air-Conditioning. Tenant shall have the right, but not the obligation, to remove the HVAC Improvements at the expiration or earlier termination of this Lease; provided that (i) if Tenant elects to remove the HVAC Improvements, Tenant shall repair all damage resulting from such removal, at Tenant’s sole cost, prior to the expiration or earlier termination of this Lease and (ii)  if Tenant elects to surrender the HVAC Improvements to Landlord, then the HVAC Improvements must be in good working condition and order at the expiration or earlier termination of this Lease. If the HVAC Improvements are not in good working condition and order and Tenant fails to remove the HVAC Improvements at the expiration or earlier termination of this Lease or if Tenant removes the HVAC Improvements and fails to promptly repair any damage resulting from such removal as required herein, Landlord shall have the right (but not the obligation) to remove the same and/or repair any damage resulting from such removal, at Tenant’s sole cost and expense, and in such event Tenant shall pay to Landlord within ten (10) days of written demand therefor all out of pocket costs incurred by Landlord in connection therewith.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Except for Cosmetic Alterations as described in Section 8.1 above, Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises requiring Landlord’s consent hereunder (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver. Subject to Section 10.3.3, below and except to the extent of the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Landlord Parties. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its members, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys’ fees) arising from the negligence or willful misconduct of any of the Landlord Parties in, on or about the Project or Landlord’s breach of this Lease, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2                        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(1) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1              Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and noncontributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease up to the limits of such policies (provided that such policy limitation shall not limit Tenant’s liability under this Lease). The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and                                                                                                                                               $5,000,000 each occurrence

Property Damage Liability

Personal Injury and Advertising                                                                     $5,000,000 each occurrence

Liability

Tenant Legal Liability/Damage to                                                        $1,000,000

Rented Premises Liability

10.3.2              Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup of sewers and drainage, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. 1. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).

10.3.2.1                                                    Intentionally Omitted.

10.3.2.2                                                    Intentionally Omitted.

10.3.2.3                                                    No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3              Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. Notwithstanding anything to the contrary contained in this Lease, the parties each hereby waive all rights and claims against each other for such losses due to risks covered by the property loss risk insurance required to be maintained under this Lease, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

10.3.4              Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.5            Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.4                        Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1  through 10.3.5), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5                        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.6                        Third-Party Contractors. Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements at least three (3) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor. All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (c) be commercially reasonable in scope and amount in relation to the work to be performed in the Premises.

10.7                        Landlord Insurance. At all times during the Lease Term, Landlord shall pay for all premiums for and maintain in effect policies of insurance consistent with owners of Comparable Buildings (which policy of insurance shall include replacement value property insurance consistent with Landlord’s past practices at the Building and Landlord’s lender requirements), and upon request of Tenant, shall provide to Tenant reasonable evidence that such insurance has been procured and is in effect. The cost of insurance premiums shall be included in Operating Expenses provided in Article 4 of this Lease. All insurance required under this Lease shall be placed with a reputable and solvent insurance companies authorized to do business in the State of California.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be impaired in a material way. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease which pertain to work to be performed by Landlord in the Premises to the extent Tenant does not perform such restoration work as permitted herein, in which event, Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if (a) the cost of such repair allocable to the Tenant Improvements and Alterations (including, any modifications thereto) exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage, (b) Landlord shall reasonably cooperate with Tenant should Tenant desire to modify the Tenant Improvements and/or Alterations so long as Tenant pays any incremental increase in the costs thereof in excess of the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier; and (c) Tenant elects to perform the restoration work in the Premises as permitted herein, then Tenant will not be obligated to assign Tenant’s insurance proceeds to Landlord, in which event, Tenant shall pay for any such restoration work (including applying any insurance proceeds received by Tenant in connection therewith) in the Premises. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work (provided, however, Original Tenant and/or any Non-Transferee Assignee shall have the right to perform the restoration work with respect to the Tenant Improvements in the Premises, in which case, (x) Landlord’s restoration work shall be limited to the repair of the Base Building originally provided by Landlord prior to Tenant’s construction of the Tenant improvements and (y) Original Tenant or a Non-Transferee Assignee shall have the right to retain a general contractor to repair the Tenant Improvement, subject to Landlord’s reasonable approval and coordination by Landlord of the Base Building work to be performed by Landlord’s contractor and the work to be performed by Tenant’s contractor). Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. Landlord shall have no obligation to carry insurance of any kind on Tenant’s Alterations or upon Tenant’s goods, furniture or furnishings or on Tenant’s property, and Landlord shall not be obligated to repair any damage thereto or to replace the same. Tenant hereby waives the provisions of any California law which is in conflict with the provisions of this Article 11. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to reimburse Landlord for any insurance deductibles resulting from the occurrence of a casualty if this Lease is terminated as a result of such casualty and such casualty was not due to the negligence or willful misconduct of Tenant.

11.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or a material portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not at least 95% covered by Landlord’s insurance policies (excluding any deductibles or co-insurance); or (iv) the damage occurs during the last twelve (12) months of the initial Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and (A) the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after the date of discovery of the damage or (B) the damage occurs during the last twelve (12) months of the Lease Term (subject to the terms of this Section 11.2, below), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. If Tenant delivers the Option Exercise Notice, then Landlord shall not have the right to terminate this Lease under subsection (iv) above. If Landlord terminates this Lease under subsection (iv) above, then Tenant shall have the right to nullify such termination if Tenant subsequently delivers the Option Exercise Notice in accordance with the terms of Section 2.2.3 above. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease to the extent of the Tenant Improvements paid for by Landlord.

11.3                        Mutual Release. Upon any termination of this Lease under any of the provisions of this Article 11, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which have theretofore accrued and are then unpaid or for the return of any Security Deposit or prepaid Rent.

11.4                        Delay in Restoration. Tenant shall not be released from any of its obligations under this Lease by reason of fire or other casualty, except to the extent and upon the conditions expressly stated in this Article 11. Notwithstanding anything to the contrary contained herein, should

Landlord be delayed or prevented from repairing or restoring the damaged Premises by reason of fire or other casualty (other than the original casualty event which necessitated the initial repair and restoration work), Landlord shall be relieved of its obligation to make such repairs or restoration for a period equal to such delay or prevention, provided that, if the such delay causes the completion of the repair and restoration work to exceed a total of three hundred sixty (360) days after the date of discovery of the damage, then Tenant shall have the right to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days after the date such notice is given to Landlord.

11.5                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. No taking of a portion of the Building not including the Premises, no taking of another building within the Project, no taking of Project common area and no taking of Building common area shall permit Tenant to terminate this Lease, unless Tenant is thereby prevented on a permanent basis from obtaining access to the Premises. If any material part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for moving expenses and for the unamortized value of any improvements paid for by Tenant, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and any “Approved Users,” as defined below, and their respective employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to incorporate the reasonable terms of Landlord’s standard Transfer documents in the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer (excluding any Permitted Transfers set forth in Section 14.8 below) made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. In the event that Tenant shall request to assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or shall sublet the Premises or any part thereof, Tenant shall pay to Landlord, whether or not Landlord consents to any such proposed action and/or Transfer by Tenant, a non-refundable fee for Landlord’s time and processing efforts, and for expenses incurred by Landlord in connection with reviewing such transaction (including any administrative expenses for Landlord’s property manager), which fees shall not exceed a total of $1,500 for a Transfer in the ordinary course of business. In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services of an attorney to review the transaction, all reasonable attorneys’ fees incurred by Landlord in connection therewith. Tenant shall pay such non-reimbursable fee and such reasonable attorneys’ fees to Landlord within five (5) days after written request therefor and such payment shall be a condition to any approval by Landlord.

14.2                        Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and such consent shall be granted or withheld within fifteen (15) days of Landlord’s receipt of a complete Transfer Notice from Tenant (i.e., a Transfer Notice that includes all documents and information required pursuant to Section 14.1 of this Lease, above). Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2              The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3              The Transferee is either a governmental agency or instrumentality thereof;

14.2.4              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5              The proposed Transfer would cause a violation of any lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.6              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent and Landlord has or will have available space in the Building comparable in size to the space being transferred to the proposed Transferee as described in the Transfer Notice and sublease or assignment document, as applicable, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the 7.5-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). In the event Landlord fails to timely respond to Tenant after Landlord’s receipt of a complete Transfer Notice from Tenant, Tenant shall have the right to send Landlord a second notice to Landlord, and if Landlord fails to respond within five (5) business days of Landlord’s receipt of the second notice, Landlord’s consent shall be deemed given and thereafter Landlord shall not have the right to recapture such space.

14.3                        Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any monetary concession provided to the Transferee in connection with the Transfer, including any moving, improvement or other allowance or payment paid by Tenant in order to facilitate such Transfer and/or any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) reasonable marketing and advertising fees incurred in connection with the Transfer, (v) legal fees reasonably incurred in connection with the Transfer and (vi) the Base Rent, Direct Expenses and parking charges paid to Landlord by Tenant for any period of vacancy up until the Transferee occupies the Premises (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14 and subject to the last sentence of Section 14.2, above, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, such recapture right shall not apply to (A) any assignment or sublease of the Premises to a “Permitted Transferee,” as that term is defined in Section 14.8, below or (B) any sublease of less than fifty percent (50%) of the Premises for less than all or substantially all of the remaining Lease Term. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If Landlord elects to recapture the Subject Space, Tenant shall have the right by delivering written notice to Landlord within five (5) business days of Landlord’s notice of recapture, to withdraw the applicable Transfer Notice, in which case, the applicable Transfer Notice shall be deemed null and void. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of the Transfer document in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Subject to Article 27, below, Landlord or its authorized representatives shall have the right to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.

14.6                        Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period. The terms of this Section 14.6 shall not apply to the Original Tenant and/or any Non-Transferee Assignee (including, any sale, transfer or issuance of stock in connection with an equity financing or initial public offering by the Original Tenant and/or any Non-Transferee Assignee).

14.7                        Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) with respect to a sublease only, treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in monetary and/or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period), Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments of Rent due under such Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8                        Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) a Transfer by Tenant to a Transferee which is an entity which is controlled by, controls, or is under common control with, Tenant (an “Affiliate”), (ii) a Transfer to an entity which acquires all or substantially all of the assets of Tenant, (iii) a Transfer to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term or (iv) a sublease of a portion of the Premises to Burstly, Inc. (a subtenant occupying space in the

Premises as of the date of this Lease) (“Existing Subtenant”) (any such Transfer or sublessee described in the foregoing items (i) through (iv) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), while subject to all other provisions of this Article 14, such Transfer to a Permitted Transferee shall not require Landlord’s consent under Sections 14.1 and 14.2, above, and shall not be subject to Sections 14.3 or 14.4, above, provided that (a) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such Transfer to any such Permitted Transferee (or within thirty (30) days after such Transfer if confidentiality requirements of the underlying transaction prevent such prior notice to Landlord) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above (it being understood that Tenant is under no obligation to disclose the economic terms of any Transfer to a Permitted Transferee), (b) Tenant is not in default, beyond any applicable notice and cure period, (c) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (d) with respect to assignment of this Lease, such Non-Transferee Assignee’s overall creditworthiness and tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) shall (I) be sufficient to meet all of the remaining obligations of Tenant under this Lease and (II) not be materially less than the overall creditworthiness and Net Worth of the Original Tenant as of the date immediately preceding the effective date of such assignment, (e) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease and (1) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Non-Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

14.9                        Assumption by Trustee in Bankruptcy. In the event that Tenant files any type of petition in bankruptcy or has such petition filed against it, and Landlord cannot elect to terminate this Lease pursuant to law, and in the event that the trustee or receiver appointed by the bankruptcy court assumes or adopts or fails to disaffirm this Lease and fails or refuses to give Landlord adequate assurance of compliance with this Lease pursuant to law, then Landlord shall have the right to terminate this Lease within thirty (30) days after gaining knowledge of such failure to give such adequate assurances, or within thirty (30) days after receipt of written notice from said trustee or receiver of refusal to give such adequate assurances, whichever is earlier.

14.10                 Approved Users. Notwithstanding anything in this Article 14 to the contrary, Tenant shall be permitted from time to time to permit Affiliates of Tenant (in each case, an “Approved User”) to occupy space within the Premises, provided that (a) Tenant does not separately demise such space and the Approved User utilizes, in common with Tenant, common entries to the Premises as well as certain shared central services, such as reception, photocopying and the like and (b) the Approved User occupies space in the Premises for the Permitted Use and for no other purpose. No consent from Landlord shall be required with respect to such usage by an Approved User nor shall any Transfer Premium or recapture provisions described in this Article 14 apply thereto. If an Approved User occupies any portion of the Premises as described herein, it is agreed that (i) the Approved User must comply with all provisions of this Lease, and a default by an Approved User shall be deemed a default by Tenant under this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to an Approved User; (iii) in no event shall any use or occupancy of any portion of the Premises by an Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed employees of Tenant for purposes of Tenant’s indemnification obligations in Section 10.1 of this Lease; and (v) in no event shall the occupancy of any portion of the Premises by Approved User be deemed to create a landlord/tenant relationship between Landlord and such Approved User, and, in all instances, Tenant shall be considered the sole tenant under the Lease, notwithstanding the occupancy of any portion of the Premises by the Approved User.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article  15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder and damage from casualty or condemnation excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, freestanding cabinet work, movable partitions, all signs and placards, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Repair of damage shall not include any obligation to repaint or recarpet the Premises to the extent the need for such repainting and/or re-carpeting results from ordinary wear and tear. Landlord may elect to retain or dispose of, in any manner, any Alterations or Tenant’s personal property that Tenant does not remove (and was not directed by Landlord to remove) from the Premises on the expiration or termination of the Term.

Title to any such Alterations or Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the Term shall vest in Landlord. Tenant hereby waives any rights it may have to notice under Civil Code sections 1980 et seq. with respect to such Alterations or Tenant’s personal property. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing and disposing of any Alterations or Tenant’s personal property and shall indemnify and hold Landlord harmless from the claim of any third party to an interest in said personal property. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to remove any improvements existing in the Sublease Premises or Expansion Premises as of the date the Sublease Premises and/or the Expansion Premises, as the case, were delivered to Tenant.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 150% of the Rent applicable during the last monthly rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include, without limitation, (a) Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the terms of Section 8.5, above, to remove any Alterations or Specialty Tenant Improvements located within the Premises to the extent required pursuant to this Lease, or (b) Tenant’s failure to remove items and restore the Premises as required in Article 15, above. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more than twice in any calendar year), Landlord may require Tenant and Guarantor to provide (not more than twice in any calendar year) Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. In addition, within sixty (60) days of each calendar year, Tenant shall provide Landlord with current financial statements of the two (2) years prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. This Article 17 shall be self-operative and no further instrument shall be required in order to effect it. Within ten (10) days after Tenant’s request, Landlord shall execute and deliver to Tenant a commercially reasonable estoppel certificate in favor of such parties as Tenant may reasonably designate, including current and prospective lenders and prospective purchasers.

ARTICLE 18

SUBORDINATION AND ATTORNMENT

18.1                                  Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future Superior Holders, shall be the receipt by Tenant of a subordination, non-disturbance and attornment agreement (“SNDA”) in the lender’s standard form with such modifications, if any, as Tenant and any such future Superior Holder may negotiate and agree upon, at Tenant’s sole cost and expense, pursuant to negotiations directly between Tenant and Superior Holder, which requires such future Superior Holder to accept this Lease, and not to disturb tenant’s possession, so long as Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (except as expressly permitted by this Lease), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and to assume Landlord’s obligations and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) following the Effective Date, Landlord shall deliver to Tenant for execution a commercial non-disturbance agreement from Bank of America, N.A. (the “Lender”) which is the beneficiary under a first-lien deed of trust encumbering the Building (“SNDA”). Tenant shall pay for any and all costs associated with Lender’s processing (and, if revisions are requested by Tenant, negotiating any modifications to such instrument) of such SNDA, including any legal fees and costs charged by Lender with respect thereto. This Section 18.1 shall be self-operative and no further instrument of subordination shall be required in order to effect it.

18.2                        Attornment by Tenant. If any holder of any mortgage, indenture, deed of trust, or other similar instrument succeeds to Landlord’s interest in the Premises, Tenant will pay to such successor all Rent subsequently payable under this Lease. Tenant will, upon request of any one so succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without change in this Lease. Such successor in interest will not be bound by: (a) any payment of Rent for more than one (1) month in advance (other than payment upon execution of the Base Rent due under this Lease for the fourth (4th) full calendar month of the Lease Term); or (b) any amendment or modification of this Lease made without its written consent; or (c) any claim against Landlord arising prior to the date on which such successor succeeded to Landlord’s interest except to the extent such claim is continuing after the date such successor succeeds to Landlord’s interest; or (d) any claim or offset of Rent against the Landlord (except as otherwise expressly permitted under this Lease). Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease and shall otherwise be on terms reasonably acceptable to Tenant.

18.3                        Conditions for Tenant’s Termination. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless: (a) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a “reasonable time” thereafter; but nothing contained in this Section 18.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any condition.

18.4                        Non-merger of Fee and Leasehold Estate. If both Landlord’s and Tenant’s estates in the real property, or the improvements or the Premises become vested in the same owner, this

Lease shall nevertheless not be destroyed by application of the doctrine of merger except at the express election of the Landlord and the consent of each and every lender whose loan is secured in whole or in part by all or any portions of the Premises.

18.5                        Non-merger of Subleases. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants in the Premises.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice; however, Tenant will not be entitled to more than one (1) notice for default in payment of Rent during any twelve (12) month period, and if, within twelve (12) months after any such notice, any Rent is not paid when due, an event of default will have occurred without further notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3              To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4              The failure by Tenant to observe or perform according to the provisions of Section 5.1, Articles 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or

19.1.5              Any default by Tenant, as the subtenant, under the TrueCar Sublease.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2                        Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              To the extent that Tenant was permitted to occupy the Premises without the payment of Rent or at a reduced Rent at the beginning of the Lease Term (“reduced rent period”), Landlord shall be entitled to an amount equal to what the Rent would have been during the reduced rent period to be determined at the Rent rate per month established for the last month of the first year of the Lease Term of this Lease (including any renewal or extension of this Lease).

19.2.3              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.4              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 through 19.2.3, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s reasonable discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4                        Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5                        Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6                        Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required by it under this Lease, or under any agreement executed in connection herewith, unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. Nothing in this Article 19 shall be interpreted to mean that Tenant shall have the right to terminate this Lease or that Tenant is excused from paying any Rent due hereunder. Notwithstanding the foregoing, in the event Landlord fails to comply with the terms of Article 7 of this Lease after thirty (30) days’ notice from Tenant, then Tenant shall have the right, after delivering a second notice to Landlord and Landlord’s failure, within five (5) days of Landlord’s receipt of the second notice, to commence to perform any such maintenance or repair items for which Landlord is expressly obligated to perform in the Premises, and to prosecute such maintenance or repair to completion. In such event, Landlord shall reimburse Tenant, within ten (10) business days of a bill therefor, for the actual out of pocket costs incurred by Tenant in performing any such maintenance or repair. If, in connection with the foregoing, Landlord fails to timely reimburse Tenant, Tenant shall have the right to deduct and offset such amounts owed by Landlord against the Rent due under this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

21.1                        In General. On or before the Lease Commencement Date, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease and any renewals or extensions of this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to deposit the Security Deposit if Virtu Financial Services, LLC assigns to

Landlord all of its rights and interest in the security deposit deposited by Tenant, as subtenant, to Virtu Financial Services, LLC, as sublandlord, pursuant to the term of the TrueCar Sublease and delivers such security deposit to Landlord on or before the Lease Commencement Date, in which event, such security deposit shall be held by Landlord in accordance with the terms of this Article 21 as the Security Deposit under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount within five (5) business days after written notice from Landlord. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within forty-five (45) days following the expiration of the Lease Term so long as Tenant is not in default under this Lease. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

21.2                        Conditional Reduction of a Portion of the Security Deposit. Landlord and Tenant hereby acknowledge and agree that the Security Deposit amount set forth in Section 8 of the Summary is subject to reduction to $275,600.00, provided that all of the conditions are satisfied as of the date of reduction: (i) no default has occurred by Tenant under this Lease at any time prior to the date of reduction, (ii) such reduction shall be conditioned upon a determination by Landlord that Tenant’s financial condition has not changed adversely, (iii) Tenant has provided evidence reasonably acceptable to Landlord that Tenant has raised at least $15,000,000.00 in new equity in addition to the its current valuation (and no such equity shall be utilized for the purpose of refinancing existing indebtedness) (“Required Threshold”) and (iv) Tenant has delivered to Landlord a current financial statement and financial statements of the calendar year prior to the current financial statement calendar year, which have been prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant (the foregoing items (i)-(iv) shall be referred to herein as the “Reduction Conditions”). Subject to Tenant’s timely satisfaction of all of the Reduction Conditions, Landlord shall, within thirty (30) days following the date all of the Required Conditions have been satisfied (“Reduction Date”), reduce the Security Deposit amount set forth in Section 8 of the Summary by amount equal to $137,799.85 (the “Reduction Amount”), which amount shall be applied as a credit against the Monthly Base Rent due and owing under this Lease immediately following the Reduction Date. Tenant’s right to have the

Security Deposit reduced as provided in this Section 21.2 has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rent and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease and shall fail to cure such default within any applicable notice and cure period permitted for cure pursuant to this Lease or if, Tenants has failed to satisfy any of the Reduction Conditions, then Landlord may, at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease, require Tenant to restore the Security Deposit to its original amount as set forth in Section 8 of the Summary (to the extent any such reduction has been applied) within five (5) business days after Tenant’s receipt of notice from Landlord (the “Reestablishment Notice”). Subject to the terms and conditions set forth in this Section 21.2, the total Security Deposit to be held by Landlord until the expiration or earlier termination of this Lease after reducing the initial Security Deposit by the Reduction Amount on the Reduction Date as set forth above shall be equal to $275,600.00 (the “Remaining Security Deposit”).

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1                        Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at Tenant’s sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2                        Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant with respect to the use of the Premises by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Nothing herein is intended to require Tenant to pay for the cost of compliance with Applicable Laws within the Premises which are triggered by improvements made to the Building outside of the Premises and not triggered as result of (a) Tenant’s use of the Premises for non-general office use and/or (b) Tenant’s Alterations or Tenant Improvements in the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord shall not be required to make any modifications to the Project in order to comply with such Applicable Laws unless so directed by applicable governmental authorities. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4.1, above. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with Applicable Laws. In accordance with California Civil Code Section 1938, Landlord hereby discloses to Tenant and Tenant hereby acknowledges Landlord’s disclosure that the Building has not undergone inspection by a Certified Access Specialist.

ARTICLE 25

LATE CHARGES

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or Additional Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing, administration and accounting charges and late charges which may be imposed on Landlord by the terms of any encumbrance covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice that the same was not paid when due, then Tenant shall pay to Landlord a late charge equal to the greater of (i) five percent

(5%) of the overdue amount or (ii) Two Hundred Fifty Dollars ($250.00). The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points (the “Reference Interest Rate”), and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to pay when due amounts payable under this Lease or to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such obligations will be payable by Tenant to Landlord on demand.

26.2                        Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last nine (9) months to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, all claims for such damage being hereby released. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Landlord shall have no obligation whatsoever to clean the Premises and shall only maintain or repair the Premises to the extent Landlord is expressly required to maintain or repair such items under this Lease. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. No reentry into or taking of possession of the Premises by Landlord pursuant to this Article 27 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. Subject to Article 19, Landlord reserves the right following any such reentry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to take possession due to any default of this Lease by Tenant (which continues beyond the expiration of any applicable notice and cure period) in the manner permitted under Applicable Law.

ARTICLE 28

TENANT PARKING

Tenant shall rent from Landlord not less than 103 parking permits (“Must-Take Parking”), 100 of which will be for the use of unreserved parking in the Project parking facility at all times and three (3) of which will be for the use of reserved parking (which reserved parking spaces shall be initially located in spaces marked as “R” on the parking plan attached hereto as Exhibit G. In addition, Tenant shall have the right, but not the obligation, to rent from Landlord, commencing on the Lease Commencement Date, up to fourteen (14) parking permits as set forth in Section 9 of the Summary (“Additional Parking”), on a monthly basis throughout the Lease Term, which parking permits shall pertain to the Project parking facility. Upon not less than thirty (30) days’ prior written notice to Landlord, Tenant may increase or decrease the number of Additional Parking permits rented by Tenant, provided that in no event shall Tenant be entitled to rent more than the amount of the parking permits set forth in Section 9 of the Summary. Subject to availability, as determined by Landlord in its reasonable discretion, Tenant shall have the right, upon not less than thirty (30) days prior written notice to Landlord, commencing on the Lease Commencement Date, to convert up to ten (10) of the unreserved parking permits to ten (10) reserved parking permits, and such additional reserved parking permits shall be in a location to be designated by Landlord. Tenant shall pay to Landlord for automobile parking permits on a monthly basis the prevailing rate charged from time to time at the location of such parking permits. In addition, Tenant shall be responsible for the full amount of any taxes, fees or any other charges imposed by any governmental authority in connection with the renting of such parking permits by Tenant or the use of the parking facility by Tenant. At Landlord’s option, up to 2/3 of Tenant’s unreserved parking permits, or any portion thereof, shall be for the use of unreserved tandem parking spaces in the Project parking facility. Similarly, at Landlord’s option all or any portion of any visitor parking which may be provided in the Project parking facility, may be unreserved tandem parking spaces so long as a parking attendant is present during Building Hours. Tenant’s continued right to use the parking permits is conditioned upon Tenant abiding by the “Parking Rules and Regulations” attached hereto as Exhibit F, as the same may be reasonably modified from time to time by Landlord, and all other rules and regulations prescribed by Landlord for the orderly operation and use of the parking facility where the parking permits are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the foregoing, and Tenant not being in default under this Lease beyond applicable notice and cure periods. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements so long as with respect to all of the foregoing, reasonable alternative parking is provided at no additional cost to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Tenant hereby acknowledges that Tenant’s right to use any parking spaces rented by Tenant pursuant to this Article 28 shall be made available for Tenant’s use Monday-Friday, 8:00 A.M. to 6:00 P.M., excluding Holidays (“Parking Hours”). However, after the Parking Hours, Landlord shall have the right, in its sole discretion, without notice or any liability whatsoever to Tenant, to relocate any parking spaces then rented by Tenant, to a different location in the Building, as determined by Landlord (provided that at least twenty percent (20%) of Tenant’s parking spaces shall be relocated to a designated area within the parking facility after Parking Hours, as more particularly shown on Exhibit G). In addition, Tenant hereby acknowledges that the parking license privileges provided for herein are personal to Tenant and for the exclusive use of Tenant and the Approved Users and their respective officers and employees; and, notwithstanding anything to the contrary contained in this Lease, Tenant shall not assign or sublease any parking license privileges or permits provided to Tenant herein or by a separate license or other agreement, and any attempted assignment of parking privileges and/or parking permits by Tenant shall be null and void and without effect, unless done pursuant to a Transfer complying with the provisions of Article 14, above. Tenant acknowledges that Landlord has no obligation to provide visitor parking for Tenant’s customers, invitees or licensees other than parking spaces in those parking areas located in the Project at the validation rate from time to time generally applicable to visitor parking. Landlord will maintain an automated parking system which will accept Tenant’s validations for visitor parking. Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft, vandalism, malicious mischief or otherwise to any automobiles parked in the parking areas of the Project, or any personal property therein, and Tenant agrees, upon request from Landlord from time to time, to notify Tenant’s officers, employees and agents then using any of the parking privileges provided for in this Lease of such limitation of liability. It is the intention of the parties hereto that a license only is hereby granted to Tenant for the parking permit privileges provided herein and no bailment is intended or shall be created hereby. Tenant hereby covenants that it shall not at any time park in the parking facility serving McDonald’s or otherwise permit any of its employees and visitors to park in such parking facility.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease; provided, however, in performing any of the foregoing work in or about the Project, Landlord shall use commercially reasonable efforts to minimize any such temporary darkening of the windows or obstruction of light therefrom which would materially and unreasonably interfere with Tenant’s use of the Premises.

29.4                        Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other material way change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.

29.5                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer and the written assumption of this Lease by such transferee, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall have fully assumed in writing and agreed to be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit it received from Landlord, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6                        Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7                        Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Intentionally Deleted.

29.10                 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations not provided herein, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, that any specific tenant or number of tenants shall occupy any space in the Project, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Tenant further agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the Project, the land upon which the Building or the Project are located, or the Premises, or the expenses of operation of the Premises, the Building or the Project, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in the provisions of this Lease.

29.13                 Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, (A) neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring and (B) subject to Article 16, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Tenant acknowledges that the Tenant Improvements will be subject to the energy conservation, sustainability and “green building” requirements of the City of Santa Monica and neither such requirements nor the time required for Tenant to cause the Tenant Improvements to comply therewith shall constitute a Force Majeure delay under this Lease or the Work Letter.

29.17                 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in Section 11 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made or attempted to be made. If Notice is tendered under the provisions of this Lease and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date provided in this Lease. The contrary notwithstanding, any Notice given to Tenant or Landlord, as applicable, in a manner other than that provided in this Lease, that is actually received by Tenant or Landlord, as applicable, shall be effective with respect to Tenant or Landlord, as applicable, on receipt of such Notice. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

29.19                 Joint and Several. If there is more than one Tenant or Landlord, as applicable, the obligations imposed upon Tenant or Landlord, as applicable, under this Lease shall be joint and several.

29.20                 Authority. If Tenant signs this Lease as a corporation, Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Lease, and that each person signing this Lease on behalf of Tenant has full authority to do

so. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of a secretary’s certificate authorizing the execution of this Lease by Tenant or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

29.21                 Attorneys’ Fees. In the event that either Landlord or Tenant brings any action arising under this Lease, then the “prevailing party,” as defined under California Civil Procedure Code Section 1032, to this Lease in any such proceeding shall be paid by the other party to this Lease in any such proceeding reasonable attorneys’ fees and all costs of such action or proceeding which shall be enforceable.

29.22                 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING NOT SUBMITTED TO ARBITRATION PURSUANT TO SECTION 29.34 ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY.

29.23                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25                 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary (subject to Tenant’s rights set forth in Section 19.6, above) and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26                 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, except that Landlord shall not install any Tenant identifying signage or use Tenant’s or Approved User’s names in advertising or for any other purpose without the prior written consent of Tenant (provided that no such consent shall be required to the extent Landlord’s use is for the identification of tenants at the Building). Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27                 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28                 Confidentiality. Tenant and Landlord acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s or Landlord’s, as applicable, financial, legal, space planning consultants, Tenant’s prospective subtenants and assignees and as required by Applicable Law. The provisions of this Section 29.28 shall expire and be void from and after the second (2nd) anniversary of the Effective Date.

29.29                 Transportation Management. Tenant shall fully comply with all governmentally mandated or operated, present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30                 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with Applicable Laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Landlord shall provide Tenant with prior notice of any such Renovations which may affect the Premises and in connection therewith Landlord shall use commercially reasonable efforts to perform any such Renovations in a manner that does not unreasonably and materially interfere with Tenant’s use of the Premises for the Permitted Use or Tenant’s parking rights or materially increase the obligations or materially reduce the rights of Tenant under this Lease.

29.31                 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation. Landlord hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, law, rule or regulation by which Landlord is bound, and Landlord shall protect, defend, indemnify and hold Tenant harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Landlord’s breach of this warranty and representation.

29.32                 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall with respect to the installation of any vertical cabling obtain Landlord’s prior written consent (but the installation of horizontal cabling may be installed by Tenant, upon prior notice to Landlord but without the prior written consent of Landlord), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises prior to the expiration or any earlier termination of the Lease Term or, at any time, any Lines which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Notwithstanding the foregoing, Tenant shall not have the obligation to remove any Lines located in or serving the Premises prior to the expiration or any earlier termination of the Lease Term to the extent the subsequent tenant leasing the Premises wants to utilize the Lines in or serving the Premises.

29.33                 Intentionally Deleted.

29.34                 Arbitration.

29.34.1                               General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the provisions of this Section 29.34 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under Article 14 of this Lease, any other defaults by Landlord, or any Tenant default, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) all claims by either party arising from the determination of Fair Market Rental Rate, and (iii) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to Applicable Laws.

29.34.2                               JAMS. Any dispute to be arbitrated pursuant to the provisions of this Section 29.34 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends Notice (the “Arbitration Notice”) of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties shall in good faith agree on an arbitrator from the JAMS panel. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect and in that event the parties shall, in good faith, agree on an arbitrator from the AAA panel.

29.34.3                               Arbitration Procedure.

29.34.3.1                                             Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

29.34.3.2                                             The Decision. The arbitration shall be conducted in Los Angeles, California.  Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief according to the laws of the State of California and the provisions of this Lease. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The Arbitrator shall award costs, including without limitation attorneys’ fees, and expert and witness costs and the Arbitrator’s fees and costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032.

29.35                 Office and Communications Services.

29.35.1                               The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.35.2                               Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord except to the extent of Landlord’s negligence or willful misconduct.

29.36                 Landlord’s Reserved Rights. Landlord reserves to itself and shall at any and all times have the right to:

29.36.1                               Change of Name. Change the name of the Premises or the Building or any other portion of the Project.

29.36.2                               Intentionally Omitted.

29.36.3                               Intentionally Omitted.

29.36.4                               Intentionally Omitted.

29.36.5                               Grant Right to Conduct Business. Grant to anyone the exclusive right to conduct any business or render any service in the Building or the Project, provided such exclusive right shall not operate to exclude Tenant from the use of the Premises expressly permitted by this Lease or interfere with the operation of Tenant’s business.

29.37                 Intentionally Deleted.

29.38                 Rules and Regulations. The “Rules and Regulations” attached to this Lease as Exhibit D, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care, utilization and cleanliness of the Premises, the Building and the Project and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to comply with such rules and regulations and the violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall use reasonable efforts to cause other tenants or occupants of the Building or the Project to comply with any of said rules and regulations.

29.39                 Intentionally Omitted

29.40                 Hazardous Substances.

29.40.1                               Definitions. For purposes of this Lease, the following definitions shall apply: “hazardous substance(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any hazardous substances or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any hazardous substances.

29.40.2                               Compliance with Environmental Laws. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any hazardous substances in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) and substances (such as diesel fuel) used for Tenant’s Generator (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute hazardous substances. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.40.3                               Landlord’s Right of Environmental Audit. Subject to Article 27, Landlord may be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of hazardous substances in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any hazardous substances at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, subject to Article 27, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.40.4                               Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any hazardous substances or breach of any provision of this Section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant, its partners, subpartners, members, managers and their respective officers, directors, agents, servants, employees, independent contractor, invitees and guests. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any hazardous substances to the extent such liability, obligation, damage or costs was a result of any hazardous substances existing at the Building except if the presence of any such hazardous substances was caused or permitted by any act or omission of Tenant or any Tenant Parties.

29.41                 Intentionally Omitted.

29.42                 Intentionally Deleted.

29.43                 Intentionally Omitted.

29.44                 Intentionally Omitted.

29.45                 Intentionally Omitted.

29.46                 Intentionally Omitted.

29.47                 Rooftop Rights.

29.47.1                               In General. Provided that Tenant is then in occupancy of the entire Premises, then in accordance with this Section 29.47, during the Lease Term, Tenant shall have the right to use (A) a generator existing as of the date of this Lease and serving the Premises (“Existing Generator”) and (B) two (2) existing satellite dishes/antennas installed on the roof of the Building as of the date of this Lease (and existing equipment and cabling related thereto), for sending and receiving of signals or broadcasts servicing the business conducted by Tenant from within the Premises (all such existing equipment in the foregoing item (B) is defined collectively as the “Telecommunications Equipment”). In connection with the foregoing, Tenant shall maintain, at Tenant’s sole cost and expense, but without the payment of any Base Rent or a license or similar fee or charge, the Existing Generator and Telecommunication Equipment. Landlord makes no representations or warranties whatsoever with respect to (i) the permissibility, under Applicable Laws, of maintaining and/or operating the Existing Generator and/or the Telecommunications Equipment, (ii) the condition of any such Existing Generator and/or Telecommunications Equipment or the fitness of the same for Tenant’s business or use or (iii) the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the continued maintenance and operation of the Existing Generator or the Telecommunications Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Telecommunications Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. Tenant shall accept the Existing Generator and Telecommunications Equipment in their “as-is” condition existing as of the Lease Commencement Date. Landlord may require Tenant to install screening around the Existing Generator and such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain Existing Generator and such Telecommunications Equipment, at Tenant’s sole cost and expense. Tenant shall remain solely liable for any damage to any portion of the roof or roof membrane (it being understood that Tenant may, at Tenant’s sole cost, contract with Landlord’s roofing contractor in order to maintain the validity of any roof warranties and Landlord shall, at no cost to Landlord, reasonably cooperate with same), specifically including any penetrations, in connection with Tenant’s use, maintenance and/or repair of such Existing Generator and Telecommunications Equipment, and Landlord shall have no liability therewith. Such Existing Generator and Telecommunications Equipment shall, in all instances, comply with (a) Applicable Laws, (b) Landlord’s reasonable requirements from time to time, including any relocation requirements of the Telecommunications Equipment (so long as there is no adverse affect on the operation of the Telecommunications Equipment) and (c) the conditions of any bond or warranty maintained by Landlord on the roof. Tenant shall not be entitled to license the Existing Generator and/or its Telecommunications Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Existing Generator and/or Telecommunications Equipment by any third party. Landlord shall have the right to require Tenant, at Landlord’s sole cost, to relocate all or any part of the Telecommunications Equipment from time to time, provided that such relocation does not (i) render Tenant’s use of the

Telecommunications Equipment impracticable and (ii) have an adverse affect on the operation of the Telecommunications Equipment. If the Telecommunications Equipment is not relocated as requested by Landlord, Landlord shall have the right to relocate the Telecommunications Equipment, at Landlord’s sole cost. Tenant’s right to maintain and use such Existing Generator and Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (I) to itself utilize any other rooftop space, and (II) to re-sell, license or lease any other rooftop space to any other third party. In addition, Tenant hereby acknowledges and agrees that Landlord shall have the right, in its sole discretion, upon prior notice to Tenant, to use the Existing Generator in common with Tenant, in which event, all costs required to cause the Existing Generator to serve Landlord and prepare the same for such joint use of the Existing Generator shall be borne by Landlord.

29.47.2                               Maintenance and Repair of Existing Generator and Telecommunications Equipment. At all times during the Lease Term, Tenant shall, at Tenant’s sole cost and expense, (i) keep the Existing Generator and the Telecommunications Equipment in good order, repair and condition, and in compliance with Applicable Laws, (ii) promptly and adequately repair any damage to the Building caused by the installation, use, maintenance, repair of Existing Generator and the Telecommunications Equipment and (iii) maintain and provide to Landlord a copy of a current service maintenance contract for the Existing Generator. Notwithstanding the foregoing, in the event Landlord elects to use the Existing Generator in common with Tenant as provided above, then all costs to keep the Existing Generator in good order, repair and condition, and in compliance with Applicable Laws and the cost to maintain any service contract for the Existing Generator shall be split equally between Landlord and Tenant. In no event shall Tenant permit the Existing Generator and the Telecommunications Equipment to interfere with the (A) the Building Structure or Building Systems or (B) any other communications equipment that is located on or in the Building

29.47.3                               Surrender of Tenant’s Generator and the Telecommunications Equipment. Tenant shall not have the right remove the Existing Generator and/or the Telecommunications Equipment at the expiration or earlier termination of this Lease. . The Existing Generator and Telecommunications Equipment shall remain the sole property of Landlord and Tenant shall surrender the same to Landlord at the expiration or earlier termination of this Lease, in good order, condition and repair (ordinary wear and tear excepted).

29.47.4                               Insurance and Indemnification. Notwithstanding anything in this Lease to the contrary, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees, or costs incurred by Landlord for abnormal wear and tear to the roof caused by the Existing Generator and/or the Telecommunications Equipment or Tenant’s access thereto) which are incurred in connection with or arise from any cause related to Tenant’s use, repair, operation, maintenance or any other matter relating to or in connection with the Existing Generator or the Telecommunications Equipment or Tenant’s use of or access to the roof of the Building. In addition, the insurance obligations of Tenant as set forth in Article 10 of this Lease shall apply to the Existing Generator and the Telecommunications Equipment. Prior to Tenant’s use of the Tenant’s Generator and Telecommunications Equipment, Tenant shall provide Landlord with a revised certificate of insurance showing that Tenant’s liability coverage as required under Article 10 of this Lease includes the Existing Generator and

Telecommunications Equipment use on the roof of the Building and shall secure from any Existing Generator and Telecommunications Equipment contractors a certificate of insurance in the same form and with the same requirements as Tenant’s certificate of insurance. The provisions of this Section 29.47.4 shall survive the expiration or sooner termination of this Lease.

29.47.5                               Access to Tenant’s Generator and Telecommunications Equipment. Tenant shall be permitted access to the roof of the Building in order to install, repair, maintain and/or operate the Existing Generator and/or the Telecommunications Equipment, as the case may be.

29.48                 Storage Space. Tenant shall have the right to lease up to (a) approximately 2,000 square feet of storage space (the “Storage Space”) and (b) approximately 300 square feet of additional storage space for storage of Tenant’s bicycles only (“Bike Storage”) in the Project parking facility; provided, however, if, after the first twelve (12) months of the Lease Term, Tenant has not commenced leasing or ceases to lease the Storage Space or Bike Storage, as applicable, any subsequent leasing of the Storage Space or Bike Storage by Tenant shall be subject to availability. The exact size of the Storage Space and the location thereof shall be reasonably determined by Landlord. The location of the Bike Storage shall be reasonably and mutually agreed upon by Landlord and Tenant. Tenant shall pay rent equal to (i) $2.50 per square foot of the Storage Space per month and (ii) $2.50 per square foot of the Bike Storage, all along with Tenant’s payments of Base Rent for the Premises, which Storage Space and Bike Storage rental rate shall be increased by three and one-half percent (3.5%) annually during the term of the Tenant’s lease of the Storage Space and/or Bike Storage. In addition, Tenant shall pay for, or reimburse Landlord for, any Landlord-provided utilities used in connection with the Storage Space and/or Bike Storage. Tenant shall comply with such rules and regulations as promulgated by Landlord from time to time pertaining to the use of such Storage Space and Bike Storage and, in connection therewith, Tenant agrees that Tenant’s obligations under this Lease, including, but without limitation thereof, Article 10 will specifically apply to the Storage Space and Bike Storage as if the Storage Space and Bike Storage were a part of the Premises. Tenant agrees not to store any flammable, combustible or other materials in the Storage Space and Bike Storage that would increase the cost of Landlord’s insurance, and not to store any toxic, hazardous or odorous materials or waste in the Storage Space and Bike Storage. Tenant also agrees not to store excess or highly concentrated weight in the Storage Space. Further, Tenant agrees not to store anything else in the Bike Storage except for bicycles. Tenant agrees to use the Storage Space solely for storage purposes of dry goods and not as office or other space and that the Bike Storage shall be used solely for storage of bicycles. Subject to Article 27, Tenant agrees that Landlord and its agents may enter and inspect the Storage Space and/or Bike Storage during normal Building Hours, on not less than one (1) business day’s prior notice (except in an emergency in which case no prior notice shall be required). Tenant shall deliver to Landlord a key for any locks installed by Tenant for Landlord’s emergency entry purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant accepts the Storage Space and Bike Storage in their presently existing “as is”, “with all faults”, “without any warranties or representations” condition and Landlord shall not be obligated perform any improvement or other work in connection with the Storage Space or Bike Storage. No obligations of Landlord under this Lease with respect to the Premises or Base Building shall apply to the Storage Space or Bike Storage. Tenant may make interior, non-structural modifications to the Storage Space and/or Bike Storage only in accordance with the terms of Article 8 of this Lease. Landlord shall have the right, upon not less than thirty (30) days prior written notice to Tenant, to substitute for the Storage Space and/or Bike Storage comparable storage area within the Project having reasonably comparable access to and reasonably equivalent usable area as the Storage Space or Bike Storage, as applicable, provided that Landlord shall pay all expenses reasonably incurred in moving and installing Tenant’s property to such new location; and upon the expiration of such 30-day written notice, the new Storage Space or Bike Storage, as applicable, shall be deemed to be the Storage Space or Bike Storage, as applicable, covered by this terms of this Section 29.48. Tenant agrees to, at all times, maintain the Storage Space and Bike Storage in neat and orderly condition and repair. Tenant acknowledges that Landlord shall have no obligation to provide any security, services, maintenance, work or improvements whatsoever for the Storage Space or Bike Storage.

29.49                 Termination of TrueCar Sublease. In the event the TrueCar Sublease is terminated due to a default of Tenant, as the subtenant thereunder and the dispute between Tenant, as subtenant and Virtu Financial Services, LLC, as sublandlord under the TrueCar Sublease, giving rise to such termination is adjudicated to finality, then this Lease shall, at Landlord’s election, in its sole discretion, terminate and be of no further force or effect, in which event, Landlord shall have the right to recover any damages from Tenant resulting from the termination of this Lease due to such termination of the TrueCar Sublease (including, without limitation, all costs incurred by Landlord in connection with the consummation of this Lease, including, without limitation, attorneys’ fees and brokers’ commission paid by Landlord). In connection with the foregoing, Landlord shall have the right to drawdown on the “L-C Amount” (as defined below) or any cash security deposit to recover such amounts from Tenant. In the event the TrueCar Sublease is terminated due to a Casualty Event or the TrueCar Sublease is terminated by Tenant pursuant to the terms of the TrueCar Sublease due to the failure of the sublandlord thereunder to initially deliver the Sublease Premises to Tenant as required under the TrueCar Sublease, then this Lease shall automatically terminate and be of no further force or effect as of the termination date of the TrueCar Sublease. In the event the TrueCar Sublease is terminated due to a default of Virtu Financial Services, LLC, as the sublandlord and master tenant under the TrueCar Sublease (as opposed to a termination of the TrueCar Sublease by Tenant due to sublandlord’s failure to deliver the Sublease Premises as described in the immediately preceding sentence), then this Lease will not be terminated as a result thereof and the TrueCar Sublease shall continue on the terms of the master lease (“Master Lease”) between Landlord and Virtu Financial Services, LLC, as more particularly set forth in that certain Landlord consent to the TrueCar Sublease.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

RBE 1540 SECOND STREET LLC,
a Delaware limited liability company
By:	PIERPOINT MGT LLC,
a Delaware limited liability company,
its manager

By:	/s/ Norman J. Kravetz
Norman J. Kravetz, Manager

“TENANT”:

TRUECAR, INC.,
a Delaware corporation

By:	/s/ James Nguyen
Its:	EVP, Corporate & Partner Development

EXHIBIT A

1540 SECOND STREET

OUTLINE OF PREMISES

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EXHIBIT B

1540 SECOND STREET

WORK LETTER

This Work Letter sets forth the terms and conditions relating to the construction of the improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

SECTION 1

BASE BUILDING

Upon the Lease Commencement Date, Landlord shall deliver the Expansion Premises and “Base Building,” as that term is defined in Section 8.2 of the Lease, to Tenant, and Tenant shall accept the Expansion Premises and Base Building from Landlord in their presently existing, “as-is” condition. Notwithstanding the foregoing, Landlord shall deliver possession of the Expansion Premises to Tenant with all demising walls and related improvements currently separating the Sublease Premises from the Expansion Premises removed, such that the Sublease Premises and the Expansion Premises become one unified Premises set up to accommodate a single tenant. Further, notwithstanding anything in to the contrary herein, Landlord shall, at its sole cost (not to be deducted from the Tenant Improvement Allowance) be solely responsible for causing any areas located outside of the Premises to comply with Applicable Laws to the extent such requirements are due to the construction of standard office Tenant Improvements in the Premises; provided however, Tenant shall be solely responsible, at Tenant’s sole cost, for causing any areas located outside of the Premises to comply with Applicable Laws to the extent such requirements are due to the construction of any non-standard office Tenant Improvements and/or Tenant’s use of the Premises for purposes other than general office use.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount set forth in Section 13 of the Summary for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). No portion of the Tenant Improvement Allowance, if any, remaining after August 31, 2016 shall be available for use by Tenant and Tenant shall have no further rights with respect to such Tenant Improvement Allowance.  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant

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Improvement Allowance for the Tenant Improvements. All the Tenant Improvements and/or Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2                               Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1  of this Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4           The cost of any changes in the Base Building (other than the Duct Work) when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6           Sales and use taxes; and

2.2.1.7           All other costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2                     Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1           Monthly Disbursements. On or before the 10th day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in

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Section 4.1.2 of this Work Letter, and other laborers, materialmen and suppliers for labor rendered and materials delivered to the Premises; (iii) executed conditional mechanic’s lien releases (and unconditional, as and when applicable) from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 8122 et seq (provided that Tenant shall not be required to deliver such mechanic’s lien releases for any materials or supplies which Tenant orders directly or for any invoices from Tenant’s Agents which do have lien rights under Applicable Laws); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. No later than twenty (20) calendar days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in the amount of “Landlord’s Share,” as defined below, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. As used in this Work Letter, “Landlord’s Share” shall refer to a fraction, the numerator of which is the Tenant Improvement Allowance and denominator of which is the Final Cost.

2.2.2.2           Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention (if any) payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanic’s lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 to the extent required hereunder, (ii) Landlord has determined that (other than customary punch list items) no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

2.2.2.3           Intentionally Deleted.

2.3                               Standard Tenant Improvement Package. Landlord has established specifications (the “Building Standard Tenant Improvements”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements.

2.4                               Removal of Specialty Tenant Improvements. “Specialty Tenant Improvements” shall mean a configuration of the Tenant Improvements which is not usual and customary for normal occupancy and/or in Landlord’s reasonable opinion, not be readily usable for typical general office use by another tenant as a result of the unique configuration (such as showers and raised flooring). Tenant shall, if so directed by Landlord prior to the expiration or earlier termination of the Lease Term, at Tenant’s sole cost and expense, remove from the Premises any Specialty Tenant Improvements designated by Landlord, and shall replace such designated

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Specialty Tenant Improvements to be removed with shell condition standard improvements (i.e., the condition of the Premises existing as of the Effective Date); provided, however, that, notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s approval of the “Final Working Drawings,” as that term is defined in Section 3.3 of this Work Letter, Landlord shall notify Tenant whether any Specialty Tenant Improvements will be required to be removed pursuant to the terms of this Section 2.4. Such removal and replacement of Specialty Tenant Improvements shall be performed promptly and shall be completed by Tenant on or before the expiration or earlier termination of the Lease Term if notice of removal is given at least thirty (30) days prior to the expiration or earlier termination thereof, and if Tenant fails to remove and/or replace any Specialty Tenant Improvements, Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or replacement.

2.5                               Failure to Disburse the Tenant Improvement Allowance. If Landlord fails to make any disbursement of the Tenant Improvement Allowance for bona fide Tenant Improvement Allowance Items within thirty (30) days after Landlord’s receipt from Tenant of all of the items in the clauses (i) through (iv) of Section 2.2.2.1  above (and if one or more items required in said clauses (i) through (iv) is not delivered to Landlord with Tenant’s request, the thirty (30) day time period shall not be deemed to commence until all such items have been delivered in complete form and Tenant shall not be entitled to deliver the “Reminder Notice,” as defined below, until the expiration of such extended thirty (30) day period) and provided Tenant has not been in default under the Lease and is not in default at the time of Tenant’s delivery of the “Failure to Disburse Notice,” or “Reminder Notice,” as those terms are defined below, then Tenant shall promptly notify Landlord in writing that Tenant has not received any such disbursements (the “Failure to Disburse Notice”). Tenant shall deliver the Failure to Disburse Notice to the Landlord’s addresses for notice under the Lease as set forth in Section 11 of the Summary of the Lease and in the manner required under the Lease. If Landlord fails to make such disbursement (the “Withheld Amount”) within such thirty (30) day period, then Tenant shall deliver a second notice to Landlord (the “Reminder Notice”). If Landlord thereafter fails to disburse the Withheld Amount within ten (10) business days after Landlord’s receipt of the Reminder Notice, then Tenant shall be entitled to treat such Withheld Amount as a credit against the Monthly Installment of Base Rent next becoming due under the Lease (which amount shall thereafter be deducted from available amounts of the Tenant Improvement Allowance).

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner selected by Tenant and approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant may select another architect instead of the Architect, subject to Landlord’s approval. Tenant shall retain the engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building; provided, however, at Landlord’s option, if Tenant does not retain an engineer designated by Landlord, Landlord may submit any plans and engineering working drawings to a

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third-party engineer, selected by Landlord, for its review, at Tenant’s sole cost and expense. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2                               Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by the Architect (and approved by Tenant) of its final space plan for the Premises for Landlord’s approval, which shall not be unreasonably withheld. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, in which case, Landlord shall thereafter respond to any revised Final Space Plan within three (3) business days of Tenant’s submission of the same to Landlord. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Space Plan if a “Design Problem” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) adversely affect the Building Structure or Building Systems; (b) be in non-compliance with Codes or other Applicable Laws; (c) be seen from the exterior of the Premises; (d) cause material interference with the normal and customary operations of Landlord or other tenants of the Building, (e) not meet the minimum quality required for the Building Standard Tenant Improvements; or (f) affect the certificate of occupancy or its legal equivalent for the Building or any portion thereof.

3.3                               Final Working Drawings. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Working Drawings if a Design Problem exists. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.

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Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, in which case, Landlord shall thereafter respond to any revised Final Space Plan within three (3) business days of Tenant’s submission of the same to Landlord. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor.

3.4                               Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractors.

4.1.1                     The Contractor. A general contractor (the “Contractor”) shall be retained by Tenant to construct the Tenant Improvements.

4.1.2                     Tenant’s Agents. As used in this Work Letter, “Tenant’s Agents” shall mean the Contractor, and all subcontractors used by Contractor in connection with the Tenant Improvements who shall be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget; Over-Allowance Amount. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall provide the Contract to Landlord. The Contract shall include a customary ten percent (10%) retention provision. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.7, above, in connection with the design and construction of the

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Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Tenant shall be responsible for paying, directly to the Contractor, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Work Letter, which percentage shall be equal to the amount of the “Over-Allowance Amount,” as such term is defined below, divided by the amount of the Final Cost. The “Over-Allowance Amount” shall be equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement. Tenant shall comply with the following in connection with the construction of the Tenant Improvements: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made by Landlord’s Building manager with respect to the use of elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2           Intentionally Omitted.

4.2.2.3           Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either party. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

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4.2.2.4           Insurance Requirements.

4.2.2.4.1                         General Coverages. Contractor and all of Tenant’s subcontractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits of at least $1,000,000 for each occurrence and $1,000,000 in the aggregate and otherwise in a form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2                         Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that the Contractor shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease. Contractor shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for the Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.

4.2.2.4.3                         General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall (except as otherwise expressly provided in the Lease) promptly repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

4.2.3                     Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord. Subject to Article 27 of the Lease, Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements

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constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord.

4.2.5                     Meetings. Commencing upon the Effective Date, Tenant shall hold monthly meetings with Landlord at a reasonable time either at the Building or at Tenant’s current offices.

4.3                               Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after substantial completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s Agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative. Tenant has designated Jim Nguyen as its sole representatives with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.2                               Landlord’s Representative. Landlord has designated Jeff Rega and Len Kristensen as its sole representatives with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall each have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.3                               Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default beyond the expiration of any applicable notice and cure period as described in the Lease or this Work Letter has occurred at any time on or before the substantial completion of the Tenant Improvements in the Premises, then (i) in addition to all

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other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

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EXHIBIT C

1540 SECOND STREET

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated                         , 20     between                                             , a                                              (“Landlord”), and                                             , a                                              (“Tenant”) concerning Suite                  on floor(s)                      of the office building located at                                              Santa Monica, California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. The Lease Term shall commence on or has commenced on for a term of ending on .

2. Rent commenced to accrue on , in the amount of .

3.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to at

5. The exact number of rentable square feet within the Premises is square feet.

6. Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is %.

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“Landlord”:

,
a

By:
Its:

By:
Its:

Agreed to and Accepted

as of                         , 20    .

“Tenant”:

A

By:
	Its:	EVP, Corporate & Partner Development

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EXHIBIT D

1540 SECOND STREET

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall use reasonable efforts to cause other tenants of the Project to comply with said Rules and Regulations. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                 Tenant shall provide Landlord with a copy of any access cards or keys which are necessary to gain entry to the Premises.

2.                                 All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                 Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Santa Monica, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                 No furniture, large or bulky freight or large or bulky equipment shall be brought into the Building without prior notice to Landlord or without prior approved scheduling with Landlord (provided that normal size deliveries such as computer servers typically delivered to Tenant in the ordinary course of Tenant’s business may be brought into the Building or carried up or down the elevators, without prior notice to Landlord or scheduling with Landlord). All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

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5.                                      Intentionally Omitted.

6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location reasonably designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same. Landlord shall have the right to remove any sign, placard, picture, advertisement, name, or notice placed or maintained by Tenant in violation of these Rules and Regulations or of the Lease, without notice, at Tenant’s expense and Landlord shall not be liable in damages for such removal. Standard interior signs, such as on doors, shall be affixed for Tenant by Landlord at Tenant’s expense, and all such signs shall be of a type, size and kind approved by Landlord. If Landlord shall have given its consent with respect to any sign at any time, whether before or after the Effective Date, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease and shall be deemed to relate only to the particular sign, placard, picture, advertisement, name or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, placard, picture, advertisement, name or notice other than the particular sign, placard, picture, advertisement, name or notice, as the case may be, so consented to by Landlord.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Intentionally Omitted.

10.                               Intentionally Omitted.

11.                               Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any hazardous substances used or kept on the Premises.

12.                               Intentionally Omitted.

13.                               Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

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14.                          Tenant shall not bring into or keep within the Project, the Building or the Premises any firearm, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles. Tenant and its employees may walk their bicycles to the parking garage of the Building and may lock such bicycles in any storage area used by Tenant at the Building and Tenant and its employees may carry their bicycles in the elevator designated by Landlord for such purpose and carry such bicycles to the Premises; provided that, (i) in no event shall Landlord be liable for any damage or loss of any such bicycles (ii) Landlord may prohibit Tenant and its employees from bringing their bicycles in the designated elevator and through the Building if any tenant of the Building complains and/or Tenant otherwise fails to comply with the terms hereof.

15.                          No cooking shall be done or permitted on the Premises (except for catering meals to Tenant’s employees in the ordinary course of Tenant’s business), nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for refrigeration and heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.                          The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. Except with the prior written consent of the Landlord, no tenant of the Project shall sell or permit the sale (at retail or wholesale) of newspapers, magazines, periodicals, theatre tickets, liquor, narcotics or tobacco, in any form, or any other goods or merchandise to the general public in or from their premises or from anywhere in the Project.

17.                          Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.                          Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.                          Intentionally Omitted.

20.                          Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash

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and garbage in Santa Monica, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21.                          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. All tenants and their authorized representatives shall observe and participate in scheduled fire prevention and other calamitous drills and observances, whether required by Landlord or any law or public official or agency. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

22.                          Intentionally Omitted.

23.                          All electrical ceiling fixtures hung in the spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord and otherwise comply with any “green building” requirements of the City of Santa Monica (such as use of energy efficient electrical lighting fixtures).

24.                          Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

25.                          Tenant must comply with applicable “NO-SMOKING” ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances within any interior areas of the Project or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

26.                          Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord provides security protection for the Project or any portion thereof. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

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27.                               All office equipment of any electrical or mechanical nature and any gym equipment used in the Premises shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

28.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

29.                               No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

30.                               Intentionally Omitted.

31.                               Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

32.                               Intentionally Omitted.

33.                               The sashes, sash doors, glass doors, windows, glass lights, and any glass, plastic material, lights or skylights that reflect or admit light into the halls or other places of a Building or the Premises shall not be covered or obstructed in any way, partially or in full.

34.                               Tenant shall not use any curtains, blinds, shades, screens, window ventilator or other form of window covering in connection with any window or door of the Premises unless approved in writing by Landlord. No awnings shall be permitted on any part of the Premises.

35.                               Intentionally Omitted.

36.                               Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first-class office building project, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

37.                               The Building in which the Premises are located and the Project is and it shall remain private property (except for any dedicated streets or sidewalks). No part of the Project is maintained for nor is it open to the general public. At any time and from time to time Landlord may establish perimeter restraints around the entire Project or portions of the Project, or around any one or more of the Buildings comprising the Project, and admit only those persons who have identification as tenants or as authorized representatives of tenants of the Building and/or the Project. All facilities and common areas forming a part of a Building and the Project shall be

5

under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas and to exclude therefrom anyone who is not a Tenant or an employee or authorized representative of a Tenant.

38.                               Any consent, approval, request, agreement or other communication to be given or made under these Rules and Regulations shall be in writing.

All Rules and Regulations contained in this Exhibit D shall be enforced by Landlord in a nondiscriminatory manner. Notwithstanding the foregoing, in no event shall Landlord’s failure to enforce any rule or regulation set forth in this Exhibit D constitute a waiver of Landlord’s future rights of enforcement with respect to the same as contained herein.

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EXHIBIT E

1540 SECOND STREET

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                         , 20     by and between                          as Landlord, and the undersigned as Tenant, for Premises on the                          floor(s) of the office building located at                         , Santa Monica, California                         , certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                  , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project except as follows:                                                                                   .

3.                                      Base Rent became payable on                         .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.                                      Other than with respect to the Approved Users, Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                                      Intentionally deleted.

7.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                         . The current monthly installment of Base Rent is $                        .

8.                                      To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any written notice to Landlord regarding a default by Landlord thereunder.

9.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.                               As of the date hereof and to Tenant’s actual knowledge, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

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11.                               If Tenant is a corporation or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.                               Other than in compliance with all Applicable Laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.                               To the undersigned’s actual knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                          on the              day of                        , 201    .

“Tenant”:

,
a

By:
	Its:	EVP, Corporate & Partner Development

By:
Its:

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EXHIBIT F

1540 SECOND STREET

PARKING RULES AND REGULATIONS

1.                                      No vehicle shall be permitted to park in any portion of the Project unless the driver is a guest, invitee or customer of a tenant of the Project and is issued a parking ticket or a currently validated parking decal (or such other parking permit identification as may then be employed by Landlord) is affixed to and/or displayed on the vehicle in the manner prescribed by Landlord, or unless the vehicle’s driver is in possession of a valid temporary parking permit.

2.                                      All items issued for such identification purposes shall be returned to Landlord upon the expiration or any earlier termination of the Lease. Landlord reserves the right to make a reasonable charge for the costs of reserved parking signs.

3.                                      Subject to the terms of Article 28 of the Lease, Landlord reserves the right to restrict access to the parking areas of the Project, or to have removed from the parking areas, at the expense of the defaulting tenant or the vehicle owner, any vehicle which, in the opinion of Landlord: (a) presents a hazard to the health and welfare of the tenants or the general public; (b) is not in operable condition; (c) contains explosive cargo or any toxic materials other than gasoline or fuel in the vehicle tanks; (d) leaks fluids of any kind, including water; (e) is without proper licenses attached; (f) contains illegal goods or contraband; or (g) is excessive in width, length or height or has attachments thereto making it excessive in width, length or height.

4.                                      All persons shall observe all speed and traffic controls established by Landlord, and shall park only in such areas or spaces as are authorized by Landlord. In the event an area or areas are marked or identified for parking for only a specific tenant (“Special Identified Parking Area”), then no unauthorized persons shall park in such Special Identified Parking Area.

5.                                      No tenant shall operate any motor vehicle of any kind in any parking garage or other parking area faster than five (5) miles per hour.

6.                                      No tenant shall leave or permit its employees or agents to leave vehicles in the parking areas other than automobiles or trucks that fit into regular size parking space, motorcycles, motor-driven or non-motor driven bicycles or four-wheeled light trucks without Landlord’s prior consent.

7.                                      The vehicles of persons who violate the provisions of the Lease or the Parking Rules and Regulations may be impounded and/or removed from the parking facilities at the option of Landlord and at the expense of the particular tenant involved or the owner of such vehicle.

8.                                      Landlord shall not be liable nor responsible for fire, theft, or any damage to or loss of any vehicle or contents therein, from any cause or circumstance whatsoever, nor for the failure of any vehicle owner or operator to observe these Parking Rules and Regulations.

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9.                                      Subject to the terms of Article 28 of the Lease, Landlord reserves the right from time to time to amend, modify, expand or change in any reasonable way these Parking Rules and Regulations and agrees to notify Tenant in writing upon any parking or other rule changes.

10.                               All Parking Rules and Regulations contained in this Exhibit F shall be enforced by Landlord in a nondiscriminatory manner. Notwithstanding the foregoing, in no event shall Landlord’s failure to enforce any rule or regulation set forth in this Exhibit F constitute a waiver of Landlord’s future rights of enforcement with respect to the same as contained herein.

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EXHIBIT G

1540 SECOND STREET

LOCATION OF PARKING SPACES

1

2

3

OFFICE LEASE

RBE 1540 SANTA MONICA, LLC

1540 Second Street

RBE 1540 SANTA MONICA, LLC,
a Delaware limited liability company,

as Landlord,

and

TRUECAR, INC.,
a Delaware corporation,

as Tenant.

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EXHIBITS:

EXHIBIT A                              OUTLINE OF PREMISES

EXHIBIT B                              WORK LETTER

EXHIBIT C                              NOTICE OF LEASE TERM DATES

EXHIBIT D                              RULES AND REGULATIONS

EXHIBIT E                               FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT F                                PARKING RULES AND REGULATIONS

EXHIBIT G                              LOCATION OF PARKING SPACES

EXHIBIT H                             FORM OF RECOGNITION AGREEMENT

INDEX

Page

AAA	68
Abatement Event	27
Abatement Event Termination Date	28
Abatement Event Termination Notice	28
Accountant	23
Additional Parking	59
Additional Rent	14
Affiliate	46
Alterations	30
Applicable Laws	57
Approved User	47
Arbitration Notice	68
Arbitrator	67
Bank Prime Loan	58
Base Building	30
Base Rent	13
Base Rent Abatement Period	14
Base Year	14
Bike Storage	74
BOMA	6
Bona-fide third-party offer	7
Brokers	65
Builder’s All Risk	31
Building	5
Building Common Areas	6
Building Hours	26
Building Structure	28
Building Systems	29
Common Areas	6
Comparable Buildings	6
Comparable Transactions	10
Control	47
Cosmetic Alterations	30
Damage Termination Date	40
Damage Termination Notice	40
Demising Obligation	12
Direct Expenses	14
Effective Date	6
Eligibility Period	28
Environmental Laws	70
Estimate	22
Estimate Statement	22
Estimated Excess	22

INDEX

Page

Excess	21
Existing Rent	10
Expense Year	14
Extension Premises	12
Fair Market Rent Rate	10
First Offer Notice	7
First Offer Space	6
First Offer Space Amendment	8
Force Majeure	63
Guarantor	75
Guaranty	75
hazardous substance(s)	70
Holidays	25
HVAC	25
HVAC Improvements	33
Interest Notice	11
Interim Lease	7
JAMS	68
Landlord	1
Landlord Parties	34
Landlord Repair Notice	38
Lease	1
Lease Commencement Date	9
Lease Expiration Date	9
Lease Term	9
Lease Year	9
Lender	51
Lines	67
Mail	64
Maintenance Items	29
Must-Take Parking	59
Net Worth	47
Non-Renewed Space	12
Non-Transferee Assignee	47
Notices	64
Objection Notice	23
Objection Period	23
Operating Expenses	15
Option Exercise Notice	11
Option Rent	10
Option Rent Notice	11
Option Term	9
Option Term Allowance	11

INDEX

Page

Original Improvements	36
Original Tenant	6
Outside Agreement Date	12
Partial Renewal Right	11
Permitted Chemicals	70
Permitted Transferee	46
Premises	5
Prevailing Party	64
Project	5
Project Common Areas	6
Proposition 13	20
Provider	68
Reduced Rent Period	54
Reference Interest Rate	58
Renovations	66
Rent	14
Rentable square feet	6
Rent Payments	10
Review Notice	23
Review Notice Period	23
Rules and Regulations	69
Security Deposit	55
SNDA	51
Statement	21
Storage Space	74
Subject Space	43
Subleasing Costs	45
Summary	1
Superior Holders	50
Superior Right Holders	6
Tax Expenses	20
Telecommunications Equipment	71
Tenant	1
Tenant Parties	35
Tenant’s Acceptance Notice	7
Tenant’s Auditors	23
Tenant’s Early Renewal Notice	7
Tenant’s Generator	71
Tenant’s Security System	27
Tenant’s Share	21
Tenant’s Supplemental Air-Conditioning	33
Termination Date	39
Third Floor Balconies	8

v

INDEX

Page

Third Party Lease	8
Transfer	46
Transferee	43
Transfer Notice	43
Transfer Premium	44
Transfers	43
Work Letter	5